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                                                                    Exhibit 10-W


                           MASTER REPURCHASE AGREEMENT


                                                     Dated as of August 21, 1998


Between:

MORGAN STANLEY MORTGAGE CAPITAL INC., AS BUYER

                            and



ADVANTA NATIONAL BANK, AS SELLER



                           and



ADVANTA MORTGAGE HOLDING COMPANY AS A PLEDGOR, ADVANTA MORTGAGE CORP. USA, AS A PLEDGOR, ADVANTA MORTGAGE CORP. MIDATLANTIC, AS A PLEDGOR, ADVANTA MORTGAGE CORP. MIDLANTIC II, AS A PLEDGOR, ADVANTA MORTGAGE CORP. MIDWEST, AS A PLEDGOR, ADVANTA MORTGAGE CORP. OF NEW JERSEY, AS A PLEDGOR, ADVANTA MORTGAGE CORP. NORTHEAST, AS A PLEDGOR, ADVANTA MORTGAGE CONDUIT SERVICES, INC., AS A PLEDGOR, AND ADVANTA FINANCE CORP., AS A PLEDGOR (COLLECTIVELY, THE "PLEDGORS")




1.       APPLICABILITY

         From time to time the parties hereto may enter into transactions in which Advanta National Bank ("Seller"), agrees to transfer to Morgan Stanley Mortgage Capital Inc. ("Buyer") Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain not later than 180 days after the date of transfer or on demand, as specified in the Confirmation, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Repurchase Agreement and the related Confirmation, unless otherwise agreed in writing.

         The Pledgors are Affiliates of the Seller which may from time to time transfer Mortgage Loans to the Seller. It is a condition of the transfer of the Mortgage Loans by the Pledgors to the Seller that the Pledgors grant a security interest in all of their right, title and interest, if any, in such Mortgage Loans to the Buyer.






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         The Pledgors are also party to that certain Master Loan and Security
         Agreement dated as of the date hereof between the Pledgors (as Borrowers thereunder) and the Buyer (as Lender thereunder) (the "Loan Agreement"). In consideration of the benefits derived by the Pledgors, and as a further condition to the Lender agreeing to enter into the Loan Agreement and the Repurchase Agreement, the Pledgors are parties hereto with respect to their interests in the Mortgage Loans.

2.       DEFINITIONS

         As used herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Repurchase Agreement in the singular to have the same meanings when used in the plural and vice versa) Terms otherwise not defined herein shall have the meanings set forth in the Loan Agreement and/or the related Confirmation:

         "Adequately Capitalized" shall mean, with respect to any Insured Depository Institution, the maintenance by such Insured Depository Institution of capital ratios at or above the required minimum levels for such capital category under the regulations promulgated pursuant to
         Section 1831(o) ("Prompt Corrective Action") of the United States Code, as amended from time to time, by the Appropriate Federal Banking Agency for such institution, as such regulation may be amended from time to time.

         "Additional Purchased Loans" means Mortgage Loans or cash provided by Seller to Buyer or its designee pursuant to Section 4(a).

         "Affiliate" means, (i) with respect to the Buyer, Morgan Stanley Group, Inc. and Morgan Stanley & Co. Incorporated, and (ii) with respect to the Seller, any "affiliate" of the Seller as such term is defined in the United States Bankruptcy Code in effect from time to time.

         "Affiliate Guaranty" shall mean the Amended and Restated Affiliate Guaranty, entered into by the Guarantor on the date hereof.

         "Affiliate Transfer" shall mean the transfer of Mortgage Loans or any interest therein by an Affiliate of the Seller to the Seller.

         "Affiliate Transfer Documents" with respect to any Affiliate Transfer shall mean all documents and agreements evidencing or related to the Affiliate Transfer, including without limitation all agreements pursuant to which any Affiliate of the Seller transfers the Mortgage Loans or any interest therein or any other collateral securing the Underlying Obligation, including without limitation all guarantees, copies of acknowledgment, copies of all Uniform Commercial Code financing statements and assignments thereof filed in connection with the Underlying Obligation or in connection with the pledge thereof to the Buyer hereunder and any and all Affiliate Transfer Documents.




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         "Agency" means FNMA, FHLMC or GNMA.


         "Appraised Value" shall mean the value of the Mortgaged Property as set forth in an appraisal, prepared in accordance with the Underwriting Guidelines, made in connection with the origination of the related Mortgage Loan.

         "Appropriate Federal Banking Agency" shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.

         "Available Committed Purchase Amount" shall mean the Maximum Committed Amount, minus the sum of (i) the aggregate amount of Transactions outstanding hereunder, and (ii) the aggregate amount of Loans outstanding under the Loan Agreement.

         "Available Purchase Amount" shall mean the Maximum Purchase Amount minus the sum of (i) the aggregate amount of Transactions outstanding hereunder and (ii) the aggregate amount of Loans outstanding under the Loan Agreement.

         "Balloon Mortgage Loan" shall mean any Mortgage Loan for which the related monthly payments, other than the monthly payment due on the maturity date thereof, are computed on the basis of a period to full amortization ending on a date that is later than such maturity date.

         "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

         "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Trustee is authorized or obligated by law or executive order to be closed or (iii) a day in which banks are authorized or obligated by law or executive order to be closed in the Commonwealth of Pennsylvania, the State of California or the State of Delaware.

         "Buyer" shall mean Morgan Stanley Mortgage Capital Inc.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" has the meaning specified in Section 6.

         "Collateral Value" shall mean, with respect to each Mortgage Loan the lesser of (i) the applicable Margin Amount Percentage multiplied by the Market Value of such Mortgage Loan and (ii) the outstanding principal balance of such Mortgage Loan, provided, that

         (i) the Collateral Value shall be deemed to be zero with respect to each Mortgage Loan (1) in respect of which there is a material breach of a representation and warranty set forth on
                  Exhibit 2 (assuming each representation and warranty is made as of the date Collateral Value is determined), (2) which is a Mortgage



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                  Loan of the type specified in subparagraphs (ii)-(viii)
                  hereof, which is in excess of the limits permitted under subparagraphs (ii)-(viii) hereof, (3) which has not been repurchased by the Seller by 180 days after the date on which it is first purchased by Buyer, (4) which has been released from the possession of the Trustee under the Pooling and Servicing Agreement to the Seller for a period in excess of 14 days, (5) which is a Delinquent Mortgage Loan and is not repurchased by the Seller hereunder upon repurchase of some or all of the Mortgage Loans purchased by the Buyer hereunder (in accordance with the terms of this Repurchase Agreement) for the purpose of issuing securities backed by such Mortgage Loans and (6) for which the Trustee does not have in its possession the original Mortgage Note, unless such possession has been otherwise waived by the Buyer in writing;

         (ii) the aggregate Collateral Value of Eligible Mortgage Loans which are Second Lien Mortgage Loans may not exceed 20% of the aggregate Purchase Price for all Purchased Mortgage Loans subject to then-outstanding Transactions under this Repurchase Agreement;

         (iii) the sum of (a) the aggregate Collateral Value of Eligible Mortgage Loans which are secured by a Manufactured Dwelling and (b) the aggregate Collateral Value of Mortgage Loans pledged under the Loan Agreement which are secured by Manufactured Dwellings may not exceed 5% of the Maximum Purchase Amount;

         (iv) the sum of (a) the aggregate Collateral Value of Eligible Mortgage Loans which are Mixed Use Mortgage Loans and (b) the aggregate Collateral Value of Mortgage Loans pledged under the Loan Agreement which are Mixed Use Mortgage Loans may not exceed 1% of the Maximum Purchase Amount;

         (v) the sum of (a) the aggregate Collateral Value of Eligible Mortgage Loans which are Balloon Mortgage Loans and (b) the aggregate Collateral Value of Mortgage Loans pledged under the Loan Agreement which are Balloon Mortgage Loans may not exceed 25% of the Maximum Purchase Amount;


         (vi) the sum of (a) the aggregate Collateral Value of first lien Eligible Mortgage Loans that are High LTV Mortgage Loans and
                  (b) the aggregate Collateral Value of Mortgage Loans pledged under the Loan Agreement that are High LTV Mortgage Loans may not exceed 10% of the Maximum Purchase Amount;


         (vii) the aggregate Collateral Value of Eligible Mortgage Loans which are 59-Day Delinquent Mortgage Loans may not exceed 3% of the aggregate Purchase Price for all Purchased Mortgage Loans that are subject to then outstanding Transactions under this Repurchase Agreement; and

         (viii) the aggregate Collateral Value of Eligible Loans which are 89-Day Delinquent Mortgage Loans may not exceed 1% of the aggregate Purchase Price for all


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                  Purchased Mortgage Loans that are subject to then outstanding
                  Transactions under this Repurchase Agreement.

         "Collection Account" shall have the meaning set forth in Section 6.01 of the Pooling and Servicing Agreement.

         "Combined LTV" or "CLTV" shall mean with respect to any Mortgage Loan, the ratio of (a) the outstanding principal balance as of the related date of origination of such Mortgage Loan of (i) the Mortgage Loan plus
         (ii) the mortgage loan constituting the first lien (if any) to (b) the Appraised Value of the Mortgaged Property.

         "Committed Purchase" shall mean a Transaction which is subject to Buyer's commitment to purchase hereunder.

         "Confirmation" has the meaning specified in Section 3(b).

         "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

         "Delinquent Mortgage Loan" shall mean 59-Day Delinquent Mortgage Loans and 89-Day Delinquent Mortgage Loans.

         "Discrepancy" shall mean any discrepancy between the information set forth on the Mortgage Loan Tape and the information discovered as a result of the Buyer's Due Diligence Review, in all cases, based upon the Underwriting Guidelines and the Borrower's credit classification criteria.

         "Due Diligence Review" shall mean the performance by the Buyer of any or all of the reviews permitted under Section 27 hereof with respect to any or all of the Mortgage Loans, as desired by the Buyer from time to time.

         "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.

         "89-Day Delinquent Mortgage Loan" shall mean a Mortgage Loan made by the Seller to a Mortgagor or acquired by the Seller and underwritten substantially in accordance with the Underwriting Guidelines, a copy of the current version of which is attached hereto as Exhibit III, and which is at least 60 days, but not more than 89 days, delinquent with respect to the payment of principal or interest (without regard to any applicable grace period).

         "Eligible Mortgage Loan" shall mean (a) a Mortgage Loan secured by a first or second mortgage lien (as reflected on the Mortgage Loan Tape) on a one-to-four family residential property (i) as to which the representations and warranties in Section 6.10 and Part I of Schedule 1 hereof are correct in all material respects and (ii) which is underwritten substantially in accordance with the Seller's Underwriting Guidelines, a



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         copy of which is attached hereto as Exhibit III, provided that notwithstanding the foregoing, a Mortgage Loan that is transferred from an Affiliate shall only be an Eligible Mortgage Loan if such Affiliate is a Pledgor hereunder.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which any Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under
         Section 302(f) of ERISA and Section 412(n) of the Code, described in
         Section 414(m) or (o) of the Code of which any Borrower is a member.

         "Eurocurrency Reserve Requirements" shall mean, for any day as applied to a Transaction, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements applicable to the Buyer in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority.

         "Eurodollar Base Rate" shall mean, with respect to each day a transaction is outstanding (or if such day is not a Business Day, the next succeeding Business Day), the rate per annum equal to the rate appearing at page 5 of the Telerate Screen as one-month LIBOR on such date, and if such rate shall not be so quoted, the arithmetic average determined in good faith by the Buyer, of the rate per annum at which the Buyer is offered Dollar deposits at or about 10:00 A.M., New York City time, on such date by at least three unaffiliated prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Transactions are then being conducted for delivery on such day for a period of 30 days and in an amount comparable to the amount of the Transactions to be outstanding on such day.

         "Eurodollar Rate" shall mean, with respect to each day a transaction is outstanding, a rate per annum determined by the Buyer in its sole discretion in accordance with the following formula (rounded upwards to the nearest 1/100th of one percent), which rate as determined by the Buyer shall be conclusive absent manifest error by the Buyer:

                      Eurodollar Base Rate
          ------------------------------------------
           1.00 - Eurocurrency Reserve Requirements

         "Event of Default" has the meaning specified in Section 12.

         "FHA" means the Federal Housing Administration, an agency within HUD.

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         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "FHLMC Guide" means the FHLMC Sellers/Servicers Guide, as amended from time to time.

         "59-Day Delinquent Mortgage Loan" shall mean a Mortgage Loan made by the Seller to a Mortgagor or acquired by the Seller and underwritten substantially in accordance with the Underwriting Guidelines, a copy of the current version of which is attached hereto as Exhibit III, and which is at least 30 days, but not more than 59 days, delinquent with respect to the payment of principal or interest (without regard to any applicable grace period).

         "FNMA" means the Federal National Mortgage Association.

         "FNMA Guide" means the FNMA Selling, Servicing and MBS Guides, as amended from time to time.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

         "GNMA" means the Government National Mortgage Association.

         "GNMA Guide" means the GNMA Mortgage-Backed Securities Guide, as amended from time to time.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Seller, any of its Subsidiaries or any of their properties.

         "Guarantor" shall mean Advanta Corp., a Delaware corporation.

         "High LTV Mortgage Loans" shall mean first and second lien Eligible Mortgage Loans with an LTV greater than 90% and less than or equal to 100%.

         "HUD" means the United States Department of Housing and Urban Development.

         "Income" means, with respect to any Mortgage Loan at any time, any principal thereof then payable and all interest, dividends or other distributions payable thereon less any related servicing fee(s) charged by the Servicer.

         "Insured Depository Institution" shall have the meaning ascribed to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.


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         "Interest Rate Protection Agreement" shall mean, with respect to any or all of the Mortgage Loans, any short sale of US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by any Borrower or the Guarantor.

         "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

         "Loan" shall mean any loan made pursuant to the Loan Agreement.

         "Loan Agreement" shall mean that certain Amended and Restated Master Loan and Security Agreement, dated as of the date hereof by and among the Seller (as Pledgor thereunder), the Pledgors (as Borrowers thereunder) and the Buyer (as Lender thereunder).

         "Loan-to-Value Ratio" or "LTV" shall have the meaning assigned thereto in Exhibit II of this Master Purchase Agreement.

         "Manufactured Dwelling" shall mean a fully attached manufactured home which is considered and treated as "real estate" under applicable state law.

         "Margin Amount" means, with respect to any Transaction, the amount obtained by application of the Margin Amount Percentage to the Purchase Price for such Transaction.

         "Margin Amount Percentage" shall mean (a) with respect to all Eligible Mortgage Loans other than Delinquent Mortgage Loans and High LTV Mortgage Loans, 96%; (b) with respect to all Eligible Mortgage Loans that are Delinquent Mortgage Loans, 90%; and (c) with respect to all Eligible Mortgage Loans that are High LTV Mortgage Loans, 94%.

         "Margin Deficit" has the meaning specified in Section 4(a).

         "Margin Excess" has the meaning specified in Section 4(b).

         "Market Value" shall mean as of any date in respect of a Mortgage Loan, the price at which such Mortgage Loan could readily be sold as reasonably determined in good faith by the Buyer, which price may be determined to be zero. The Buyer's determination of Market Value shall be conclusive upon the parties absent manifest error on the part of the Buyer.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations or financial condition of the Repurchase Agreement Parties taken



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         as a whole, (b) the ability of the Seller or the Guarantor to perform their obligations under any of the Transaction Documents to which they are a party, (c) the validity or enforceability of any of the Repurchase Documents, (d) the practical realization of the Buyer's rights and remedies under any of the Repurchase Documents, taken as a whole, (e) the timely payment of any amounts payable in connection with any Transaction or (f) the value of the Purchased Mortgage Loans taken as a whole.

         "Maximum Committed Amount" shall mean $375,000,000.

         "Maximum Purchase Amount" shall mean the sum of the Maximum Committed Amount and the Maximum Uncommitted Amount, which shall equal $750,000,000.

         "Maximum Uncommitted Amount" shall mean $375,000,000.

         "Misclassified Mortgage Loan" shall mean any Mortgage Loan for which the Buyer discovers a Discrepancy which affects the classification of the Mortgage Loan.

         "Mixed Use Mortgage Loan" shall mean a Mortgage Loan secured by a Mortgaged Property that is used primarily for residential purposes, but which is also used for non-residential purposes.

         "Mortgage" means a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first or second lien on or first or second priority ownership interest in an estate in fee simple in real property and the improvements thereon, securing a Mortgage Note or similar evidence of indebtedness.

         "Mortgage Backed Securities Program" means the mortgage loan securitization programs of GNMA, FNMA, and FHLMC, collectively.

         "Mortgage File" means the documents specified as the "Mortgage File" in Exhibit a of the Pooling and Servicing Agreement.

         "Mortgage Loan" shall mean a mortgage loan purchased by the Buyer hereunder and which the Trustee has been instructed to hold for the Buyer pursuant to the Pooling and Servicing Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note and related Mortgage and (ii) all right, title and interest of the Seller and the Pledgors in and to the Mortgaged Property covered by such Mortgage.

         "Mortgage Loan Schedule" has the meaning assigned thereto in the Pooling and Servicing Agreement.

         "Mortgage Note" means a promissory note or other evidence of indebtedness of a Mortgagor with respect to a Mortgage Loan, secured by a Mortgage.

         "Mortgaged Property" means the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations


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         and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

         "Mortgagee" means the record holder of a Mortgage Note secured by a Mortgage.

         "Mortgagor" means the obligor on a Mortgage Note and the grantor of the related Mortgage.

         "Periodic Advance Repurchase Payment" has the meaning specified in
         Section 5(b).

         "Plan" shall mean an employee benefit or other plan established or maintained by any Borrower or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Pledged Certificate" shall mean a certificate substantially in the form of Exhibit C to the Pooling and Servicing Agreement authenticated by the Trustee, issued in the name of the Buyer and pledged and delivered to the Buyer hereunder, representing a 100% interest in a Pledged Series Pool of Eligible Mortgage Loans held by Trustee for the benefit of the Buyer, as to which the representations and warranties in
         Section 10 and Part II of Exhibit II hereof are correct in all material respects.

         "Pledgor" has the meaning specified in Section 1.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of May 1, 1997, among Advanta Mortgage Conduit Services, Inc, as Sponsor, Advanta Mortgage Corp. USA as Master Servicer, Advanta Mortgage Holding Company, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast; Advanta Mortgage Conduit Services, Inc., and Advanta Finance Corp. and Advanta National Bank as Borrowers, and Bankers Trust Company of California, N.A. as Trustee as amended by Amendment # 1 to the Pooling and Servicing Agreement, dated as of the date hereof which added Advanta National Banks as a party thereto.

         "Borrower" shall mean Advanta National Bank as Seller hereunder.

         "Lender" shall mean Morgan Stanley Mortgage Capital Inc. as Buyer hereunder.

         "Loan Agreement" shall mean this Repurchase Agreement.

         "Loan Agreement Event of Default" shall mean an Event of Default under this Repurchase Agreement.

         "Pledge" shall mean a purchase under a Transaction.


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         "Pledge Date" shall mean Purchase Date.

         "Pledge Notice" shall mean the notice of purchase by Buyer of Mortgage Loans hereunder, provided by Seller to Trustee.

         "Pledge Review Procedures" shall mean the review procedures applicable to Purchased Mortgage Loans.

         "Pledged Certificate" shall mean the certification of purchase provided by the Trustee to the Buyer, acknowledging the Buyer's interest in Purchase Mortgage Loans.

         "Pledged Mortgage Loan" shall mean "Purchased Mortgage Loan"

         "Release of Pledge Notice" shall mean the release of Buyer's interest in Purchase Mortgage Loans, delivered by Buyer to Trustee.

         "Price Differential" means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

         "Pricing Rate" means the per annum percentage rate specified in the Confirmation for determination of the Price Differential which shall not exceed the Eurodollar rate plus the applicable Pricing Spread.

         "Pricing Spread" means 0.60%.

         "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Purchase Date" means the date on which Purchased Mortgage Loans are transferred by Seller to the Buyer or its designee (including the Trustee) as specified in the Confirmation.

         "Purchase Price" means on each Purchase Date, the price at which Purchased Mortgage Loans are transferred by Seller to Buyer or its designee (including the Trustee) which shall equal lesser of (i) the Margin Amount Percentage of the Market Value of such Mortgage Loan or
         (2) the outstanding principal balance of such Mortgage Loan.

         "Purchased Mortgage Loans" means the Mortgage Loans sold by Seller to Buyer in a Transaction, and any Additional Purchased Loans.


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         "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         "Replacement Assets" has the meaning specified in Section 13(b).

         "Repurchase Agreement" shall mean this Master Repurchase Agreement among Buyer, Seller and Pledgors, dated as of the date hereof as the same may be further amended, supplemented or otherwise modified in accordance with the terms hereof.

         "Repurchase Agreement Parties" shall mean each of the Pledgors, the Guarantor, and the Seller.

         "Repurchase Date" means the date on which Seller is to repurchase the Purchased Mortgage Loans from Buyer, including any date determined by application of the provisions of Sections 3 or 13, as specified in the Confirmation.

         "Repurchase Documents" shall mean this Repurchase Agreement, the Affiliate Guaranty and the Pooling and Servicing Agreement.

         "Repurchase Price" means the price at which Purchased Mortgage Loans are to be transferred from Buyer or its designee (including the Trustee) to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination decreased by all cash, Income and Periodic Advance Repurchase Payments actually received by Buyer pursuant to Sections 5(a) and 5(b), respectively.

         "Responsible Officer" shall mean, as to any Person, the chief executive officer, the president, any vice president or the treasurer of such Person.

         "Restricted Transaction" shall mean any transaction of merger or consolidation or amalgamation by the Seller or the Guarantor; or any voluntary or involuntary liquidation, winding up or dissolution of the Seller or the Guarantor; or sale of all or substantially all of the Seller's or the Guarantor's assets (it being understood that a securitization of loan assets shall not be deemed a sale of all or substantially all assets).

         "Second Lien Mortgage Loan" shall mean any Mortgage Loan underwritten substantially in accordance with the Underwriting Guidelines with respect to which the lien of the mortgage, deed of trust or other instrument securing a mortgage note creates a second lien on the Mortgaged Property.

         "Seller" shall mean Advanta National Bank.

         "Servicer" has the meaning specified in Section 24 hereof.


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


         "Servicing Agreement" has the meaning specified in Section 24 hereof, and shall include but not be limited to the Pooling and Servicing Agreement.

         "Servicing Records" has the meaning specified in Section 24 hereof.

         "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "Swap Agreement" means any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract and other similar agreement.

         "Termination Date" means the date which is 364 days from the date hereof which shall be August 20, 1999.

         "Transaction" has the meaning specified in Section 1.

         "Transaction Documents" shall mean the Loan Documents and the Repurchase Documents.

         "Transaction Party" shall mean each of the Seller, the Pledgors and the Guarantor.

         "Trustee" means Bankers Trust Company of California N.A. as Trustee under the Pooling and Servicing Agreement.

         "Underlying Obligation" means the obligations of the related Pledgor to the Seller with respect to an Affiliate Transfer.

         "Underwriting Guidelines" shall mean the underwriting guidelines delivered by the Repurchase Agreement Parties to the Buyer on or prior to the Effective Date and as may be supplemented from time to time thereafter.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

         "Well Capitalized" shall mean, with respect to any Insured Depository Institution, the maintenance by such Insured Depository Institution of capital ratios at or above the required minimum levels for such capital category under the regulations promulgated pursuant to Section 1831(o) ("Prompt Corrective Action") of the United States Code, as amended from time to time, by the Appropriate Federal Banking Agency for such institution, as such regulation may be amended from time to time.

3.       INITIATION; CONFIRMATION; TERMINATION

                  (a) Conditions Precedent to Initial Transaction. Buyer's obligation to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance:


                  (i) The following Repurchase Documents delivered to the Buyer:

                           (A) Master Repurchase Agreement, duly completed and executed by the parties thereto. In addition, the Seller and the Pledgors shall have taken such other action as the Buyer shall have requested in order to perfect the security interests created pursuant to this Repurchase Agreement, including execution of UCC-1 and UCC-3 financing statements in form and substance satisfactory to the Buyer.

                           (B) Amendment No. 1 to the Pooling and Servicing Agreement, duly completed and executed by the parties thereto.

                           (C) Affiliate Guaranty, duly completed and executed by the Guarantor.

                           (D) Loan Agreement. The Loan Agreement between the Pledgors (as Borrowers thereunder) and the Buyer (as Lender thereunder), duly executed, with all required documents thereunder delivered to Buyer.

                  (ii) Officer's Certificate. An officer's certificate certifying that the Pooling and Servicing Agreement dated as of May 1, 1997 among Bankers Trust Company of California, N.A., as Trustee, Advanta Mortgage Conduit Services, Inc., as Sponsor, Advanta Mortgage Corp. USA, as Master Servicer and the remaining Borrowers, has not been modified or amended, other than as amended by Amendment # 1 to the Pooling and Servicing Agreement, and remains in full force and effect as of the date hereof.

                  (iii) Opinions of Counsel. An opinion or opinions of counsel to the Seller and to the Guarantor, substantially in the form of Exhibit C to the Loan Agreement;

                  (iv) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of the Seller and Pledgors and of all corporate or other authority for the Seller and the Pledgors with respect to the execution, delivery and performance of the Repurchase Documents and each other document to be delivered by each Seller and Pledgor from time to time in connection herewith (and the Buyer may conclusively rely on such certificate until it receives notice in writing from each Seller or Pledgor to the contrary);

                  (v) Underwriting Guidelines. A copy of Seller's current Underwriting Guidelines, and any material changes to the Underwriting Guidelines made since the Underwriting Guidelines were last delivered to Purchaser.

                  (vi) Organizational Documents for Guarantor. Certificate of Incumbency of Guarantor attaching the charter, bylaws, good standing certificate, and resolutions of the Executive Committee of the Board of Directors of Guarantor, authorizing execution and performance of the Affiliate Guaranty;

                  (vii) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

                  (b) Conditions Precedent to all Transactions. Buyer's obligation to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

                  (i) no Default or Event of Default shall have occurred and be continuing under the Repurchase Documents;

                  (ii) both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Seller in Section 10 hereof, shall be true and complete on and as of such Purchase Date in all material respects (in the case of the representations and warranties in Section 10(xv) and Exhibit 2, solely with respect to Purchased Mortgage Loans) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Buyer shall have received an officer's certificate signed by a Responsible Officer of the Seller certifying as to the truth and accuracy of the above, which certificate shall specifically include a statement that such Seller is in compliance in all material respects with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions except where the failure to be in such compliance or so qualified would not have a Material Adverse Effect.

                  (iii) subject to the Buyer's right to perform one or more Due Diligence Reviews pursuant to Section 27 hereof, the Buyer shall have completed its due diligence review of the Mortgage Loan Documents for each Purchased Mortgage Loan and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Mortgage Loans as the Buyer in its sole discretion deems appropriate to review and such review shall be satisfactory to the Buyer in its sole discretion;

                  (iv) the Buyer shall have received from the Trustee a Mortgage Loan Schedule and Collateral Report with exceptions acceptable to the Buyer in its sole discretion in respect of Eligible Mortgage Loans to be purchased hereunder on such Business Day;

                  (v) the Trustee shall have received a Pledge Notice substantially in the form provided in the Pooling and Servicing Agreement (a copy of which shall be delivered to the Buyer);

                  (vi) the Seller shall have received duly authenticated Pledged Certificates representing the Mortgage Loans purchased under the Transaction;

                  (vii) none of the following shall have occurred and/or be continuing:

                  (A) an event or events shall have occurred resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities for a period of (or reasonably expected to be) at least 30 consecutive days or an event or events shall have occurred resulting in the Buyer not being able to finance Purchased Mortgage Loans through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events, provided that the Buyer shall notify the Seller promptly upon the occurrence of any such event, provided further that this
         Section 3(b)(vi)(A) shall not take effect until 5 Business Days after such notice; or

                  (B) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans for a period of (or reasonably expected to be) at least 30 consecutive days or an event or events shall have occurred resulting in the Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events, provided that the Buyer shall notify the Seller promptly upon the occurrence of any such event, provided further that this Section 3(b)(vi)(B) shall not take effect until 5 Business Days after such notice.

         Each Request for Purchase by the Seller hereunder shall constitute a certification by the Seller that all the conditions set forth in this
         Section 3(b) have been satisfied (both as of the date of such notice, request or confirmation and as of the date of such borrowing).

         (c) No later than 4:00 p.m. (New York time) one Business Day prior to the specified Purchase Date, Buyer, and Trustee, shall have received via facsimile, and in electronic form, a Request for Purchase in the form of Exhibit IV hereof (i) attach a schedule identifying the Eligible Mortgage Loans that the Seller proposes to sell to the Buyer on such Purchase Date, (ii) specifying the requested Purchase Date,
         (iii) including a Mortgage Loan Tape containing information with respect to the Eligible Mortgage Loans that the Seller proposes to sell to the Buyer, and (iv) attach an Officer's Certificate of the Seller as required by Section 3(b)(ii) hereof.

         (d) An agreement to enter into a Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller. In any event, Buyer shall confirm the terms of each Transaction by issuing a written confirmation to the Seller, via telecopy or delivered by hand, in the form of Exhibit I attached hereto (a "Confirmation") promptly after the parties enter into such Transaction. Such Confirmation shall describe the Purchased Mortgage Loans, identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand of the Seller, (iv) the Pricing Rate applicable to the Transaction, and
         (v) may contain additional terms or conditions not inconsistent with this Repurchase Agreement.

         (e) Any Confirmation by Buyer shall be deemed to have been received by Seller when delivered by hand, or, if sent via telecopy, when sent.

         (f) Each Confirmation, together with this Repurchase Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by the Seller no more than three
         (3) Business Days after the date the Confirmation was received by the Seller or unless a corrected Confirmation is sent by Buyer. An objection sent by the Seller must state specifically that the writing is an objection, must specify the provision(s) being objected to by the Seller, must set forth such provision(s) in the manner that the Seller believes they should be stated, and must be received by Buyer no more than three (3) Business Days after the Confirmation was received by the Seller.

         (g) No later than 4:00 p.m., New York City time, one day prior to the requested Purchase Date, the Seller shall deliver to the Trustee the Mortgage File pertaining to each Eligible Mortgage Loan to be purchased by the Buyer. Not later than 12:00 noon, New York City time, on the requested Purchase Date, the Trustee shall issue and deliver the relevant Pledged Certificate to the Buyer, in accordance with the terms and conditions of the Pooling and Servicing Agreement.

         (h) Pursuant to the Pooling and Servicing Agreement, the Trustee shall deliver to the Buyer and the Seller, by no later than 3:00 p.m. New York City time on a Purchase Date, a Mortgage Loan Schedule and Collateral Report in respect of all Mortgage Loans purchased by the Buyer on such Purchase Date. Subject to Sections 3(a) and 3(b) hereof, the Purchase Price will then be made available to the Seller by the Buyer transferring, via wire transfer, in the aggregate amount of such borrowing in funds immediately available pursuant to Wire Instructions set forth in the Request for Purchase (subject to the purchase limits set forth in Section 3(k) hereof).

         (i) In the case of Transactions terminable upon demand by Seller, such demand shall be made by Seller by telephone or otherwise, no later than 3 p.m. (New York time) on the Business Day prior to the day on which such termination will be effective.

         (j) The Seller may repurchase Purchased Mortgage Loans without penalty or premium, on any date. The Repurchase Price payable for the repurchase of any such Mortgage Loan shall be reduced as provided in
         Section 5(c). If the Seller intends to make such a repurchase other than on a Repurchase Date, the Seller shall give one (1) Business Day's prior written notice thereof to the Buyer, designating the Purchased Mortgage Loans to be repurchased. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Mortgage Loans. The amount of the original Purchase Price of the Mortgage Loan thus repurchased shall be available for subsequent Transactions subject to the terms of this Repurchase Agreement.

         (k) On the Repurchase Date, termination of the Transaction will be effected by transfer to Seller or its designee of the Purchased Mortgage Loans (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Seller is obligated to obtain the Mortgage Files from Buyer or its designee (including the Trustee) at Seller's expense on the Repurchase Date.

         (l) With respect to all Transactions hereunder, the aggregate Purchase Price for all Purchased Mortgage Loans at any one time subject to then outstanding Transactions under this Repurchase Agreement shall not exceed the Maximum Purchase Amount minus the aggregate principal amount of outstanding Loans under the Loan Agreement. Notwithstanding the preceding sentence, Buyer shall have no obligation to enter into any Transaction if, as a result of such transaction the aggregate Purchase Price for all Transactions subject to then outstanding Transactions under this Repurchase Agreement shall exceed the Available Committed Purchase Amount. Buyer shall not enter into any Transaction if the aggregate Purchase Price of such Purchased Mortgage Loans exceeds the Available Purchase Amount.

4.       MARGIN AMOUNT MAINTENANCE

         (a) If at any time the aggregate Collateral Value of the related Purchased Mortgage Loans subject to all Transactions is less than the aggregate Purchase Price for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller to transfer to Buyer or its designee (including the Trustee) Mortgage Loans or cash ("Additional Purchased Loans"), so that the cash and aggregate Collateral Value of the

         Purchased Mortgage Loans, including any such Additional Purchased Loans, will thereupon equal or exceed the aggregate Margin Amount.

         (b) If at any time the aggregate Collateral Value of all Purchased Mortgage Loans subject to all Transactions exceeds the aggregate Purchase Price for all such Transactions (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, to transfer or cause to be transferred to Seller or its designee Purchased Mortgage Loans or cash so that the cash and aggregate Collateral Value of the Purchased Mortgage Loans, after deduction of any such Mortgage Loans or cash so transferred, will thereupon not exceed the aggregate Margin Amount.

         (c) Seller may provide notice pursuant to subsection (b) hereof by preparing a Request for Release of Mortgage Loans in the form of Exhibit K to the Pooling and Servicing Agreement ("Notice of Release of Pledge"), specifying (1) the Purchased Mortgage Loans to be released and the requested release date, (2) the aggregate Collateral Value with respect to such Purchased Mortgage Loans, (3) the remaining aggregate Collateral Value after giving effect to the transfer of the Purchased Mortgage Loans, (4) the aggregate Purchase Price of the Transactions, and (5) a certification from the Seller that, upon release of the Purchased Mortgage Loans, there will not be a Margin Deficit.

         (d) The Seller shall transmit the Notice of Release of Pledge by facsimile transmission to the Buyer. Upon confirming that the Notice of Release of Pledge correctly reflects the information set forth in
         Section 4(c) and that, after giving effect to the requested release the Collateral Value would be equal to or greater than the aggregate Purchase Price of the Transactions, the Buyer shall countersign the Notice of Release of Pledge and transmit the countersigned Notice of Release of Pledge to the Trustee. In the event that the Buyer's assessment of the Collateral Value would alter the information set forth in any Request for Release, the Buyer shall promptly notify the Seller in writing of such assessment.

         (e) Upon receipt of the countersigned Notice of Release of Pledge and upon approval of the Notice of Release of Pledge by the Buyer, the Trustee shall take the actions set forth in the Pooling and Servicing Agreement with respect to the Purchased Mortgage Loan to be released.

         (f) The Buyer shall not be obligated to countersign a Notice of Release of Pledge (i) which the Buyer reasonably determines is based on erroneous information or would result in a transfer of Purchased Mortgage Loans other than in accordance with the terms of this Repurchase Agreement, or (ii) which does not reflect the Buyer's current determination of Collateral Value.

5.       INCOME PAYMENTS

         (a) Where a particular Transaction's term extends over an Income payment date on the Purchased Mortgage Loans subject to that Transaction such Income shall be the property of Buyer. Notwithstanding the foregoing, Buyer agrees that until an Event of Default has occurred and is continuing and Buyer otherwise directs, Servicer shall continue to remit Income to Seller in accordance with the Pooling and Servicing Agreement.

         (b) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Mortgage Loans, Seller shall pay to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (each such payment, a "Periodic Advance Repurchase Payment") on the first Business Day of each month (each, a "Payment Date"). If Seller fails to make all or part of the Periodic Advance Repurchase Payment by 3:00 p.m. (New York time) on the Payment Date, Seller shall be obligated to pay to Buyer (in addition to, and together with, the Periodic Advance Repurchase Payment) interest on the unpaid amount of the Periodic Advance Repurchase Payment at a rate per annum equal to the Eurodollar Base Rate plus 2.00% (the "Late Payment Fee") until the Periodic Advance Repurchase Payment is received in full by Buyer.

         (c) Buyer shall offset against the Repurchase Price of each such Transaction all Income and Periodic Advance Repurchase Payments actually received by Buyer pursuant to Sections 5(a) and (b), respectively, excluding any Late Payment Fees paid pursuant to Section 5(b).

6.       SECURITY INTEREST

         (a) Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the ("Collateral"): all Mortgage Loans, all Underlying Obligations and all Affiliate Transfers, all Affiliate Transfer Documents and all Mortgage Loan Documents, including without limitation all promissory notes, all servicing records, servicing agreements and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto, all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan and all claims and payments thereunder, all other insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property or to any Affiliate Transfer or to any Underlying Obligation, all purchase agreements or other agreements or contracts (other than Interest Rate Protection Agreements, which are expressly excluded herefrom), relating to, constituting, or otherwise governing, any or all of the foregoing to the extent they relate to the Mortgage Loans including the right to receive principal and interest payments with respect to the Purchased Mortgage Loans and the right to enforce such payments, all Collection Accounts and any funds on deposit in Collection Accounts to the extent such funds represent proceeds from the Mortgage Loans

         (as defined in the Pooling and Servicing Agreement), if any, all Pledged Certificates evidencing any or all of the Mortgage Loans, the Pooling and Servicing Agreement as it relates to or constitutes any or all of the foregoing, all "general intangibles", "accounts", and "chattel paper" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing, all collateral under the Loan Agreement, any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

         (b) All right, title and interest of the Seller in and to (i) the Collateral and (ii) any and all replacements or substitutions for, distributions on or proceeds of any of the foregoing is hereinafter referred to as the "Seller Collateral". All right, title and interest of the Pledgors in and to (i) the Collateral (but excluding any and all obligations of the Pledgors thereunder) and (ii) any and all replacements or substitutions for, distributions on or proceeds of any of the foregoing is hereinafter referred to as the "Pledgor Collateral".

         (c) The Buyer and the Seller intend that the Transactions hereunder be sales to the Buyer of the Purchased Mortgage Loans and not loans from the Buyer to the Seller secured by the Purchased Mortgage Loans. However, in order to preserve the Buyer's rights under this Repurchase Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by the Seller of all of the Seller's obligations to the Buyer hereunder and the Transactions entered into hereunder (the "Secured Obligations"), the Seller hereby assigns and pledges to the Buyer for its benefit and the ratable benefit of its assignees hereunder, and grants to the Buyer and its assignees hereunder, a security interest in the Collateral. The assignment, pledge and grant of security interest contained herein shall be, and the Seller hereby represents and warrants to the Buyer that it is, a first priority security interest. All Collateral shall secure the payment of all obligations of the Seller now or hereafter existing under the Repurchase Agreement, including, without limitation, Seller's obligation to repurchase Mortgage Loans, or if such obligation is so recharacterized as a loan, to repay such loan, for the Repurchase Price and to pay any and all other amounts owing to the Buyer hereunder.

         (d) To further secure the Secured Obligations and to induce the Buyer to enter into Transactions with the Seller, the Pledgors hereby assign and pledge to the Buyer for its benefit and the ratable benefit of its assignees hereunder, and grants to the Buyer and its assignees hereunder, a security interest in the Pledgor Collateral.

         The parties hereto recognize that the Pledgors are not obligors hereunder and are entering into this Repurchase Agreement solely for the purpose of pledging their interest in the Pledgor Collateral to secure the Seller's obligations hereunder and the Buyer will have no recourse against the Pledgors (except to the extent of the Pledgor's interest in the Pledgor Collateral) for any obligations of the Pledgors or Seller to the Buyer. The assignment, pledge and grant of security interest contained herein shall be, and the Pledgors hereby represent and warrant to the Buyer that it is, a first priority security interest.




7.       PAYMENT, TRANSFER AND CUSTODY

         (a) Unless otherwise mutually agreed in writing, all transfers of funds hereunder shall be in immediately available funds.

         (b) On the Purchase Date for each Transaction, ownership of the Purchased Mortgage Loans shall be transferred to the Buyer or its designee (including the Trustee) against the simultaneous transfer of the Purchase Price to an account of Seller specified in the Confirmation. Seller, simultaneously with the delivery to the Trustee of the Purchased Mortgage Loans relating to each Transaction hereby sells, transfers, conveys and assigns to Buyer or its designee (including the Trustee) without recourse, but subject to the terms of this Repurchase Agreement, all the right, title and interest of Seller in and to the Purchased Mortgage Loans together with all right, title and interest in and to the proceeds of any related insurance policies.

         (c) Notwithstanding anything to the contrary in this Repurchase Agreement, including agreements to enter into a Transaction pursuant to
         Section 3, Buyer shall have no obligation to purchase any Mortgage Loans on any Purchase Date if, after such purchase:

                  (i) an Event of Default by the Seller will have occurred and be continuing, or an Event of Default by the Seller would occur with notice or the passing of time; or

                  (ii) the Repurchase Date for such Transaction would be later than the Termination Date or such other time period prescribed in the applicable Confirmation.

         (d) Pursuant to the Pooling and Servicing Agreement, the Trustee shall hold the Mortgage Loan Documents delivered to the Trustee as exclusive bailee and agent for the Buyer pursuant to terms of the Pooling and Servicing Agreement and shall deliver to the Buyer Pledged Certificates, each to the effect that it has reviewed such Mortgage Loan Documents in the manner and to the extent required by the Pooling and Servicing Agreement and identifying any deficiencies in such Mortgage Loan Documents for the Mortgage Loans identified in the Mortgage Loan Schedule and Collateral Report (in the form of Exhibit I to the Pooling and Servicing Agreement) as so reviewed.

8.       HYPOTHECATION OR PLEDGE OF PURCHASED MORTGAGE LOANS

         Title to all Purchased Mortgage Loans shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Mortgage Loans. Nothing in this Repurchase Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Mortgage Loans, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Mortgage Loans to Seller pursuant to Section 3. Nothing contained in this Repurchase Agreement shall obligate Buyer to segregate any Purchased Mortgage Loans delivered to Buyer by Seller. Notwithstanding the foregoing, Buyer agrees to take such actions as are necessary or desirable to release or cause to be released its lien and security interest in any Purchased Mortgage Loans which are securitized (which release shall be deemed to occur not later than simultaneously with such securitization) and to promptly deliver or cause to be delivered to the Seller the Mortgage File relating to any such Mortgage Loan. Upon repurchase of the Purchased Mortgage Loans or payment in full of the Secured Obligations, Buyer shall take such actions as are necessary to release or cause to be released its lien and security interest in the Collateral and to cause all Mortgage Files with respect to such repurchased Purchased Mortgage Loans to be returned to the Seller.

9.       INDEMNIFICATION AND EXPENSES

         (a) The Seller agrees to hold the Buyer harmless from and indemnify the Buyer against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against the Buyer (collectively, "Costs"), relating to or arising out of this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Buyer's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Buyer in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, the Seller will save, indemnify and hold the Buyer harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Seller or the Guarantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Seller or the Guarantor. The Seller also agrees to reimburse the Buyer as and when billed by the Buyer for all the Buyer's costs and expenses incurred in connection with the enforcement or the preservation of the Buyer's rights under this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

         (b) The Seller agrees to pay as and when billed by the Buyer all of the out-of-pocket costs and expenses incurred by the Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Repurchase Agreement, any other Repurchase Document or any other documents prepared in connection herewith or therewith. The Seller agrees to pay as and when billed by the Buyer all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation all the reasonable fees, disbursements and expenses of counsel to the Buyer which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder. Subject to the limitations set forth in Section 27 hereof, the Seller agrees to pay the Buyer all the due diligence, inspection, testing and review costs and expenses incurred by the Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Repurchase Agreement, including, but not limited to, those costs and expenses incurred by the Buyer pursuant to Sections 9(a), 24 and 27 hereof.

10.      REPRESENTATIONS

         (a) The Buyer represents and warrants to the Seller that as of the Purchase Date for the purchase of any Purchased Mortgage Loans by the Buyer from the Seller and as of the date of this Repurchase Agreement and any Transaction hereunder and at all times while the Repurchase Documents and any Transaction hereunder is in full force and effect:

                  (i) Acting as Principal. The Buyer will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal);

                  (ii) Due Authorization. The Buyer is duly authorized to execute and deliver this Repurchase Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance. The person signing this Repurchase Agreement on behalf of the Buyer is duly authorized to do so on the Buyer's behalf (or on behalf of any such disclosed principal). The Buyer has received approval and authorization to enter into this Repurchase Agreement and each and every Transaction actually entered into hereunder pursuant to its internal policies and procedures;

                  (iii) No Consent Required. No approval, consent or authorization of the Transactions contemplated by this Repurchase Agreement from any federal, state, or local regulatory authority having jurisdiction over the Buyer is required or, if required, such approval, consent or authorization has been or will, prior to the Purchase Date, be obtained;

                  (iv) No Conflicts. The execution, delivery, and performance of this Repurchase Agreement and the Transactions hereunder will not violate any law, regulation, order, judgment, decree, ordinance, charter, by-law, or rule applicable to the Buyer or its property or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under or result in a breach of any agreement or other instrument by which it is bound or by which any of its assets are affected; and

                  (v) Solvency. Neither this Repurchase Agreement nor any Transaction pursuant hereto are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

         (b) The Seller (and the Pledgors, as applicable) represents and warrants to the Buyer that as of the Purchase Date for the purchase of any Purchased Mortgage Loans by the Buyer from the Seller and as of the date of this Repurchase Agreement and any Transaction hereunder and at all times while the Transaction Documents and any Transaction or Loan thereunder is in full force and effect:

                  (i) Acting as Principal. The Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal);

                  (ii) Solvency. Neither the Repurchase Documents nor any Transaction pursuant thereunder, or any Affiliate Transfer or Affiliate Transfer Documents are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor. Seller and Pledgors are not, and with the passage of time do not expect to become, insolvent;

                  (iii) No Broker. The Seller has not dealt with any broker, investment banker, agent, or other person, except for the Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Repurchase Agreement;

                  (iv) Ability to Perform. Seller and Guarantor do not believe, nor do they have any reason or cause to believe, that they cannot perform each and every covenant contained in the Repurchase Documents to which they are a party on their part to be performed;

                  (v) No Defaults. No Event of Default has occurred and is continuing hereunder;

                  (vi) Existence Each Repurchase Agreement Party (a) is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a material adverse effect on its Property, business or financial condition taken as a whole; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its Property, business or financial condition taken as a whole.

                  (vii) Financial Condition. The Guarantor has heretofore furnished to the Buyer a copy of (a) its consolidated balance sheet and the consolidated balance sheets of their consolidated Subsidiaries for the fiscal year ended December 31, 1997, and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such fiscal year, with the opinion thereon of Arthur Andersen LLP. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Guarantor and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis except, in the case of interim financial statements, for the absence of footnotes and subject to year-end adjustments. Since March 31, 1998, there has been no material adverse change in the consolidated business, operations or financial condition of the Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements.

                  (viii) Litigation. Except as (1) previously disclosed to Buyer prior to the date of this Repurchase Agreement or (2) disclosed and approved in writing by the Buyer, there are no actions, suits, arbitrations, investigations or proceedings pending or, to the Seller's knowledge, threatened against the Seller or the Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a material adverse effect on the Property, business or financial condition of the Seller or the Guarantor, or (ii) which questions the validity or enforceability of any of the Repurchase Documents or any action to be taken in connection with the Transactions contemplated hereby.

                  (ix) No Breach. Neither (a) the execution and delivery of the Repurchase Documents nor (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of the Repurchase Agreement Parties, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any Servicing Agreement or other material agreement or instrument to which the Repurchase Agreement Parties or any of their Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument which breach or conflict will have a Material Adverse Effect or result in the creation or imposition of any Lien (except for the Liens created pursuant to the Transaction Documents) upon any Property of the Seller or Guarantor, or any of their Subsidiaries pursuant to the terms of any such agreement or instrument.

                  (x) Action. Each Repurchase Agreement Party has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Repurchase Documents, as applicable; the execution, delivery and performance by the Repurchase Agreement Parties, as applicable, of each of the Repurchase Documents have been duly authorized by all necessary corporate or other action on its part; and each Repurchase Document has been duly and validly executed and delivered by the Repurchase Agreement Party, as applicable, and constitutes a legal, valid and binding obligation of the Repurchase Agreement Parties, as applicable, enforceable against such Repurchase Agreement Party in accordance with its terms except as may be limited by applicable bankruptcy, moratorium or other laws affecting creditors' rights generally and by general principles of equity.

                  (xi) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by the Repurchase Agreement Parties of the Repurchase Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Repurchase Documents.

                  (xii) Margin Regulations. Neither any Transaction hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X.

                  (xiii) Taxes. The Guarantor has filed all Federal income tax returns and all other material tax returns that are required to be filed by them, which tax returns represent all Federal income tax returns and all other material tax returns that are required to be filed by the Guarantor, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by them or any of its Subsidiaries, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Guarantor, adequate.

                  (xiv) Investment Company Act. Each of the Seller, the Guarantor or each Subsidiary thereof is not an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (xv)     Collateral; Collateral Security

                           (a) The Seller and Pledgors have not assigned, pledged, or otherwise conveyed or encumbered any Pledged Certificate or Mortgage Loan to any other Person, and immediately prior to the pledge of such Pledged Certificate or Mortgage Loan to the Buyer, the Seller and the Pledgors, if applicable, were the sole owner of such Pledged Certificate or Mortgage Loan and had good and marketable title thereto, free and clear of all Liens (other than the interest of the Trustee pursuant to the Pooling and Servicing Agreement), in each case except for Liens to be released simultaneously with the Liens granted in favor of the Buyer hereunder. No Pledged Certificate or Mortgage Loan pledged to the Buyer hereunder was acquired by the Seller from an Affiliate of the Seller (other than from a Pledgor).

                           (b) The provisions of this Repurchase Agreement are effective to create in favor of the Buyer a valid security interest in all right, title and interest of each Pledgor and the Seller in, to and under the Collateral.

                           (c) Upon receipt by (i) the Buyer of each Pledged Certificate issued in Buyer's name and (ii) the Trustee of each Mortgage Note, endorsed as prescribed in the Pooling and Servicing Agreement by a duly authorized officer of the Seller, and the related Pledge Notice (as defined in the Pooling and Servicing Agreement) the Buyer shall have a fully perfected first priority security interest in the applicable Pledged Certificate, and in the related Mortgage Note and in such Seller's interest in the related Mortgaged Property.

                           (d) The Form UCC-1 filing statements, previously filed on the dates indicated in Schedule 2 of Exhibit C attached hereto, naming the Buyer as "Secured Party", the Seller as "Debtor" and describing the Collateral, filed in the jurisdictions and recording offices listed on Schedule 2 of Exhibit C attached hereto, have fully perfected the security interests granted hereunder in the Collateral to the extent such security interests can be perfected by the filing of such Form UCC-1 filing statements, as of the date of their filing, under the Uniform Commercial Code in all right, title and interest of the Seller in, to and under such Collateral, which security interests continue to be perfected thereto.

                  (xvi) Chief Executive Office. The Seller's chief executive office on the Effective Date is located at One Righter Parkway, Wilmington, DE 19803. The chief executive offices of Guarantor and the Pledgors (except for Advanta Finance Corp.) are located at Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania 19477. The chief executive office of Advanta Finance Corp. is located at 16875 West Bernardo Drive, San Diego, California 92127.

                  (xvii) Location of Books and Records. The location where the Seller and the Pledgors keeps their books and records is their chief executive offices. All servicing records, including all computer tapes and records, are kept at 16875 West Bernardo Drive, San Diego, California 92127.

                  (xviii) Hedging. The Seller or the Guarantor have entered into Interest Rate Protection Agreements, having a notional amount not less than 70% of the aggregate unpaid principal amount of the fixed-rate Mortgage Loans.

                  (xix) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Seller and the Guarantor to the Buyer in connection with the negotiation, preparation or delivery of the Transaction Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of each of the Seller and the Guarantor to the Buyer in connection with this Repurchase Agreement and the other Repurchase Documents and the transactions contemplated hereby and thereby will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

                  (xx) ERISA. Each Plan to which the Seller, the Guarantor or any of their Subsidiaries make direct contributions, and, to the knowledge of the Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. To the Seller's knowledge, no event or condition has occurred and is continuing as to which the Seller or the Guarantor would be under an obligation to furnish a report to the Buyer under Section 11(i)(e) hereof.

                  (xxi) Pledged Certificates. The Seller represents and warrants to the Buyer with respect to each Pledged Certificate, that (a) such Pledged Certificate is registered in the name of the Buyer, (b) immediately prior to the transfer to the Buyer of the interest represented by such Pledged Certificate, such interest is owned by the Seller free from all liens and encumbrances, (c) prior to or concurrently with such transfer to the Buyer of the interest represented by such Pledged Certificate shall have been issued in the name of and delivered to the Buyer, (d) such Pledged Certificate represents a 100% ownership interest in the Eligible Mortgage Loans referenced therein, (e) the Eligible Mortgage Loans referenced in such Pledged Certificate are being held by the Trustee for the benefit of the holder of such Pledged Certificate, (f) the Seller has notified the Trustee or other registrar issuing such Pledged Certificate that Buyer is the holder of such Pledged Certificate for all purposes and (g) all representations and warranties set forth in Part II of Exhibit II are true and correct.

                  (xxii) Insured Depository Institution Representations The Seller is an Insured Depository Institution and accordingly, the Seller makes the following additional representations and warranties:

                           (a) The Repurchase Documents do not violate any statutory or regulatory requirements applicable to the Seller;

                           (b) The Repurchase Documents have been (1) executed contemporaneously with the definitive agreement reached by the Buyer and the Seller, (2) approved by a specific resolution by the Seller board of directors, which approval shall be reflected in the minutes of said board, and (3) entered into the official records of the Seller, a copy of which approvals, certified by a vice president or higher officer of the Seller, has been provided to Buyer;

                           (c) The aggregate amount of the Purchase Price of the Transactions, after giving effect to any Transactions being made on the date hereof, between the Buyer and the Seller does not exceed any restrictions or limitations imposed by the board of directors of the Seller.

                           (d) The Seller is Well Capitalized or Adequately Capitalized.

                  (xxiii) Pledgors. The Pledgors' obligations under this Repurchase Agreement are necessary or convenient to the conduct, promotion or attainment of the Pledgors' and the Seller's business, and the consideration contemplated by this Repurchase Agreement is fair and sufficient to support the agreements of, and pledges, liens, mortgages and other security interests, assignments and encumbrances granted by the Pledgors to the Buyer hereunder.

                  (xxiv) Individual Mortgage Loan Representations. Each Mortgage Loan sold hereunder, as of the related Purchase Date, conforms to the representations and warranties set forth in Exhibit II attached hereto (except as otherwise permitted by the sublimits set forth in the definition of Collateral Value) and such additional representations and warranties provided in the Confirmation, if any, and each Mortgage Loan delivered hereunder as Additional Purchased Loans, as of the date of such delivery, conforms to the representations and warranties set forth in Exhibit II hereto (except as otherwise permitted by the sublimits set forth in the definition of Collateral Value) and the Confirmation, if any. It is understood and agreed that the representations and warranties set forth in Exhibit II hereto and the Confirmation, if any, shall survive delivery of the respective Mortgage File to Buyer or its designee (including the Trustee).

11.      COVENANTS OF THE SELLER

         On and as of the date of this Repurchase Agreement and each Purchase Date and until this Repurchase Agreement is no longer in force with respect to any Transaction, the Seller covenants that it will:

                  (i) Financial Statements. The Seller shall deliver to the
                  Buyer:

                           (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of Guarantor, the unaudited consolidated balance sheets of Guarantor and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of Guarantor and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Guarantor, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Guarantor and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (except for the absence of footnotes thereto and subject to normal year-end audit adjustments);

                           (b) as soon as available and in any event within 95 days after the end of each fiscal year of Guarantor, the consolidated balance sheets of Guarantor and its respective consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Guarantor and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

                           (c) promptly after filing its regulatory call report (or equivalent report) with the Appropriate Federal Banking Agency or with any applicable state bank regulatory agency, a copy of such report together with an analysis of the Seller's capital ratios demonstrating that it is Well Capitalized or Adequately Capitalized.

                           (d) from time to time such other information regarding the financial condition, operations, or business of the Seller and the Guarantor as the Buyer may reasonably request; and

                           (e) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of the Guarantor knows, or with respect to any Plan or Multiemployer Plan to which the Guarantor or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Guarantor setting forth details respecting such event or condition and the action, if any, that the Guarantor or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Guarantor or an ERISA Affiliate with respect to such event or condition):

                                    (i) any reportable event, as defined in
                                    Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including without limitation the failure to make on or before its due date a required installment under
                                    Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                                    and any request for a waiver under Section
                                    412(d) of the Code for any Plan;

                                    (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Guarantor or an ERISA Affiliate to terminate any Plan;

                                    (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                                    (iv) the complete or partial withdrawal from a Multiemployer Plan by the Guarantor or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) that would have a Material Adverse Effect or the receipt by the Guarantor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
                                    Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
                                    Section 4041A of ERISA;

                                    (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Guarantor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                                    (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Guarantor or an ERISA Affiliate fails to provide timely security to such Plan in accordance with the provisions of said Sections.

                           Each of the Seller and the Guarantor will furnish to the Buyer, at the time the Guarantor furnishes each set of financial statements pursuant to paragraphs
                           (a) and (b) above, a certificate of a Responsible Officer of the Seller and the Guarantor to the effect that, to the best of such Responsible Officer's knowledge, the Seller and the Guarantor during such fiscal period or year has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Repurchase Agreement and the other Transaction Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Seller or Guarantor has taken or proposes to take with respect thereto).

                  (ii) Litigation. The Seller and the Guarantor will promptly, and in any event within 10 days after service of process on any of the following, give to the Buyer notice of all legal or arbitrable proceedings affecting the Seller or the Guarantor or any of their Subsidiaries that questions or challenges the validity or enforceability of any of the Repurchase Documents or as to which there is a reasonable likelihood of adverse determination which would result in a Material Adverse Effect.

                  (iii)    Existence, etc  Each Repurchase Agreement Party will:

                           (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (provided that nothing in this Section 11(iii)(a) shall prohibit any transaction expressly permitted under Section 11(iv) hereof);

                           (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its Property, business or financial condition;

                           (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

                           (d) not move its chief executive office from the address referred to in Section 10(xvii) unless it shall have provided the Buyer 30 days' prior written notice of such change;

                           (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

                           (f) permit representatives of the Buyer, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Buyer.

                  (iv) Prohibition of Fundamental Changes. Other than the asset sales completed and disclosed to the Buyer prior to the date of this Repurchase Agreement, neither the Seller nor the Guarantor shall engage in any Restricted Transaction while there is any Transaction outstanding or other amount owing under the Repurchase Agreement; provided, that the Seller or the Guarantor may merge or consolidate with (a) any wholly owned direct or indirect subsidiary of Advanta Corp., or (b) any other Person if the Seller or the Guarantor is the surviving corporation; and provided further, that if after giving effect thereto, no Default or Event of Default would exist under any Repurchase Document. If either of the Seller or the Guarantor has entered into a Restricted Transaction when there was no amount outstanding under the Repurchase Documents, the Seller must give the Buyer notice and such details as the Buyer may request about the Restricted Transaction(s) at least ten (10) days prior to any Request for Purchase. The Buyer may, in its sole discretion, cancel its commitment to purchase and sell Mortgage Loans hereunder and terminate this Repurchase Agreement and the other Repurchase Documents without liability, based on its assessment of the effect of such Restricted Transaction(s).

                  (v) Margin Deficit. If at any time there exists a Margin Deficit the Seller shall cure same in accordance with
                           Section 4 hereof.

                  (vi)     Notices. The Seller shall give notice to the Buyer:

                           (a) promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

                           (b) with respect to any Purchased Mortgage Loan hereunder, on a monthly basis, upon receipt of any principal prepayment (in full or partial) of such Purchased Mortgage Loan;

                           (c) with respect to any Purchased Mortgage Loan hereunder, on a monthly basis, promptly upon receipt of notice or knowledge that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Collateral Value of such pledged Mortgage Loan; and

                           (d) promptly upon receipt of notice or knowledge of
                           (i) any default related to any Collateral, (ii) any Lien or security interest (other than security interests created hereby or by the other Loan Documents) on, or claim asserted against, any of the Collateral or (iii) any event or change in circumstances which could reasonably be expected to have a material adverse effect on the Property, business or financial condition of Seller or Guarantor.

                           Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Seller setting forth details of the occurrence referred to therein and stating what action the Repurchase Agreement Party has taken or proposes to take with respect thereto.

                  (vii) Hedging. The Seller or the Guarantor shall at all times maintain Interest Rate Protection Agreements, having a notional amount not less than 70% of the aggregate outstanding principal balance of all fixed-rate Mortgage Loans.

                  (viii) Reports. The Seller shall provide the Buyer with a quarterly report, which report shall include, among other items, a summary of such Seller's delinquency and loss experience with respect to Mortgage Loans serviced by the Seller, any Servicer or any designee of either, plus any such additional reports as the Buyer may reasonably request with respect to the Seller or any Servicer's servicing portfolio or pending origination's of Mortgage Loans.

                  (ix) Underwriting Guidelines. Without the prior written notice to the Buyer, the Seller shall not amend or otherwise modify the Underwriting Guidelines in a manner that materially and adversely affects the value of the Purchased Mortgage Loans or the Collateral.

                  (x) Transactions with Affiliates. Each of the Seller and the Guarantor shall not (i) enter into any transaction, including without limitation any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not prohibited under the Repurchase Documents, (b) upon fair and reasonable terms no less favorable to the Seller or the Guarantor than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, and, (c) is consistent with regulatory requirements; provided, however, that nothing contained herein shall prohibit the Seller or the Guarantor from making a capital contribution of Mortgage Loans to any other Transaction Party provided that such capital contribution is made subject to the Buyer's Lien on any such Mortgage Loans (under any Transaction Document) that are the subject of such capital contribution. In no event shall the Seller transfer to the Buyer hereunder any Mortgage Loan acquired by the Seller from an Affiliate of the Seller, other than from a Pledgor.

                  (xi) Limitation on Liens. The Seller and each Pledgor, as applicable, will (a) defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Repurchase Agreement and Liens for taxes and similar charges and assessments that are not yet due and payable or which are being contested in good faith by appropriate proceedings, and the Seller and each Pledgor, as applicable, will defend the right, title and interest of the Buyer in and to any of the Collateral against the claims and demands of all persons whomsoever, (b) not take any action that would directly or indirectly impair or adversely affect the Buyer's title to or the value of the Purchased Mortgage Loans, or (c) not pledge, assign, convey, grant, bargain, sell, set over, deliver or otherwise transfer any interest in the Purchased Mortgage Loans to any person not a party to this Repurchase Agreement nor create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Mortgage Loans except as described in Section 6 of this Repurchase Agreement;

                  (xii) Servicing Tape. The Seller shall prepare, as of the 15th calendar day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of each month (the "Servicing Cut-Off Date"), a computer readable magnetic tape containing servicing information, including without limitation those fields reasonably requested by the Buyer from time to time, on a loan-by-loan basis, with respect to the Mortgage Loans serviced hereunder by the Seller or any Servicer (the "Servicing Tape"). The Seller shall deliver the Servicing Tape to the Buyer within 2 Business Days after the Servicing Cut-off Date.

                  (xiii) Pooling and Servicing Agreement. The parties to the Pooling and Servicing Agreement shall maintain such Pooling and Servicing Agreement in full force and effect and shall not amend or modify the Pooling and Servicing Agreement or waive compliance with any provisions thereunder without the prior written consent of the Buyer.

                  (xiv) Insured Depository Institution Covenants The Seller is an Insured Depository Institution and accordingly, the Seller makes the following additional covenants:

                           (a) The Seller will continuously maintain all of the Transaction Documents, from the time of their execution, as official records of the Seller;

                           (b) The Seller will maintain a record of each Transaction and the total amount of Transactions outstanding hereunder in its official books and records and shall make same available for Buyer's inspection and copying on one Business Day's notice;

                           (c) The aggregate amount of the Transactions outstanding and the aggregate principal amount of similar transactions and loans outstanding under other agreement as of any date between the Buyer and the Seller shall not exceed any restrictions or limitations imposed by the board of directors of the Seller or its Appropriate Federal Banking Agency; and

                           (d) The Seller shall be Well Capitalized or
                           Adequately Capitalized at the time of each request for a borrowing hereunder and shall maintain its status as Well Capitalized or Adequately Capitalized at all times that a Transaction is outstanding under this Repurchase Agreement.

                  (xv) The Seller shall cause each Mortgage Loan subject to this Repurchase Agreement to be serviced in conformity with the requirements set forth in the Pooling and Servicing Agreement.

12.      EVENTS OF DEFAULT

         (a) If any of the following events (each an "Event of Default") occur (except if such event involves a Pledgor from which the Seller has not acquired any Mortgage Loans subject to Transactions hereunder at the time of such event), the Seller and Buyer shall have the rights set forth in Section 13, as applicable:

                  (i) the Seller shall default in the payment of any principal of or interest under any Repurchase Documents or default in the payment of any Repurchase Price due or any amount due under Section 5 hereof when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

                  (ii) the Seller shall default in the payment of any other amount payable by it hereunder or under any other Repurchase Document after notification by the Buyer of such default, and such default shall have continued unremedied for five Business Days; or

                  (iii) any representation, warranty or certification made or deemed made herein or in any other Repurchase Document by the Seller or Guarantor or any certificate furnished to the Buyer pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Exhibit II, which shall be considered solely for the purpose of determining the Collateral Value of the Mortgage Loans; unless the Seller shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made); or

                  (iv) the Seller or Guarantor shall fail to comply with the requirements of any of Section 11(iii)(a), Section 11(iv), Section 11(vi)(a), or Sections 11(xi) through 11(xv) hereof; or the Seller or Guarantor shall default in the performance of any of its obligations under Section 11(v) hereof and such default shall continue unremedied for a period of one (1) Business

                           Day; or the Seller or Guarantor shall otherwise fail to comply with any of the requirements of Section 11(iii)(b) through (f), 11(vi)(b) through (d), 11(ix), 11(x), 11(xiii) hereof and such default shall continue unremedied for a period of five Business Days; or the Seller or Guarantor shall fail to observe or perform any other covenant or agreement contained in this Repurchase Agreement or any other Transaction Document and such failure to observe or perform shall continue unremedied for a period of seven Business Days; or

                  (v) a final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Seller, the Guarantor or any of their respective Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof, and the Seller, the Guarantor or any such Affiliate shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (vi) the Seller or the Guarantor shall admit in writing its inability to pay its debts as such debts become due; or

                  (vii) the Seller, the Guarantor, or any of their respective Affiliates shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or the FDIC Act, or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

                  (viii) a proceeding or case shall be commenced, without the application or consent of any of the Seller, the Guarantor, or any of their Affiliates in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of any of the Seller, the Guarantor or any of their Affiliates or of all or any substantial part of its property, or (iii) similar relief in respect of any of the Seller, the Guarantor, or any Affiliate under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any of the Seller, the Guarantor or any Affiliate shall be entered in an involuntary case under the Bankruptcy Code; or

                  (ix) the Pooling and Servicing Agreement or any Repurchase Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Seller; or

                  (x) the Seller or any Pledgor shall grant, or suffer to exist, any Lien on any Collateral except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on any Collateral in favor of the Buyer or shall be Liens in favor of any Person other than the Buyer; or

                  (xi) the Buyer determines that the number of Misclassified Mortgage Loans equals at least 5% of the Mortgage Loans reviewed pursuant to a Due Diligence Review of Purchased Mortgage Loans on any three consecutive Purchase Dates; or

                  (xii) there is a material default, breach, violation or event of default under the Pooling and Servicing Agreement or the Seller has waived any such material default, breach, violation or event of default thereunder; or

                  (xiii) any material adverse change in the Property, business or financial condition of the Repurchase Agreement Parties taken as a whole shall occur, which, constitutes a material impairment of the ability of any Repurchase Agreement Party's ability to perform its obligations under any Repurchase Document as determined by the Buyer in its sole good faith discretion; or

                  (xiv) the Buyer determines, after receipt of notice provided pursuant to Section 11(iv), that it wishes to cancel its commitment to lend hereunder and terminate this Repurchase Agreement; or

                  (xv) the Seller shall become the subject of a cease and desist order of the Appropriate Federal Banking Agency or enter into a memorandum of understanding or consent agreement with the Appropriate Federal Banking Agency, any of which, would have, or is purportedly the result of any condition which would have, a Material Adverse Effect; or

                  (xvi) there shall be an "Event of Default" under the Loan Agreement (unless such cross-default is prohibited or limited by applicable federal banking law).

13.      REMEDIES

         (a) If an Event of Default occurs with respect to the Seller, the following rights and remedies are available to the Buyer:

                  (i) At the option of the Buyer, exercised by written notice to the Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

                  (ii) If the Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

                           (A) the Seller's obligations hereunder to repurchase all Purchased Mortgage Loans in such Transactions shall thereupon become immediately due and payable,

                           (B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) a rate per annum equal to 2% per annum plus the Eurodollar Base Rate then in effect applied to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(xii) of this Section (decreased as of any day by (I) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, (II) any proceeds from the sale of Purchased Mortgage Loans applied to the Repurchase Price pursuant to subsection
                                    (a)(xii) of this Section, and (III) any
                                    amounts applied to the Repurchase Price
                                    pursuant to subsection (a)(iii) of this
                                    Section), and

                           (C) all Income actually received by the Buyer pursuant to Section 5 (excluding any Late Payment Fees paid pursuant to Section 5(b)) shall be applied to the aggregate unpaid Repurchase Price owed by the Seller.

                  (iii) Upon the occurrence of one or more Events of Default, the Buyer shall have the right to obtain physical possession of the Servicing Records (subject to the provisions of the Pooling and Servicing Agreement) and all other files of the Seller relating to the Purchased Mortgage Loans and all documents relating to the Purchased Mortgage Loans which are then or may thereafter come in to the possession of any Repurchase Agreement Party or any third party acting for any Repurchase Agreement Party and such Repurchase Agreement Party shall deliver to the Buyer such assignments as the Buyer shall request. The Buyer shall be entitled to specific performance of all agreements of the Repurchase Agreement Parties contained in the Repurchase Documents, and to the rights conferred on Buyer under Section 4.07 of the Pooling and Servicing Agreement.

         (b) If an Event of Default shall occur and be continuing, the Buyer may exercise, in addition to all other rights and remedies granted to it in this Repurchase Agreement and in the Pooling and Servicing Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Buyer without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Sellers or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Buyer or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Buyer shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Sellers, which right or equity is hereby waived or released. The Sellers further agree, at the Buyer's request, to assemble the Collateral and make it available to the Buyer at places which the Buyer shall reasonably select, whether at the Sellers' premises or elsewhere. The Buyer shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Buyer hereunder, including without limitation reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Buyer may elect, and only after such application and after the payment by the Buyer of any other amount required or permitted by any provision of law, including without limitation Section 9-504(1)(c) of the Uniform Commercial

         Code, need the Buyer account for the surplus, if any, to the Sellers. To the extent permitted by applicable law, the Sellers waive all claims, damages and demands they may acquire against the Buyer arising out of the exercise by the Buyer of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Buyer. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Sellers shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 5(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Buyer to collect such deficiency.

         (c) If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by any Seller consisting of cash, checks and other near-cash items shall be held by such Seller in trust for the Buyer, segregated from other funds of such Seller, and shall forthwith upon receipt by such Seller be turned over to the Buyer in the exact form received by such Seller (duly endorsed by such Seller to the Buyer, if required) and (b) any and all such proceeds received by the Buyer (whether from a Seller or otherwise) may, in the sole discretion of the Buyer, be held by the Buyer as collateral security for, and/or then or at any time thereafter may be applied by the Buyer against, the Secured Obligations (whether matured or unmatured), such application to be in such order as the Buyer shall elect. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Repurchase Agreement shall have been terminated shall be paid promptly over to the Sellers or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

         (d) The Buyer's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
         Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Buyer deals with similar property for its own account. Neither the Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Seller or otherwise.

14.      RECORDING OF COMMUNICATIONS

         Buyer and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Buyer and Seller consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings.

         The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties' agreement.

15.      SINGLE AGREEMENT

         Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder and (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted.

16.      NOTICES AND OTHER COMMUNICATIONS

         Except as otherwise expressly permitted by this Repurchase Agreement, all notices, requests and other communications provided for herein and under the Pooling and Servicing Agreement (including without limitation any modifications of, or waivers, requests or consents under, this Repurchase Agreement) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Repurchase Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

17.      ENTIRE AGREEMENT; SEVERABILITY

         This Repurchase Agreement together with the Pooling and Servicing Agreement, the Affiliate Guaranty and the applicable Confirmation constitutes the entire understanding between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Mortgage Loans. By acceptance of this Repurchase Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Repurchase Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

18.      NON-ASSIGNABILITY

         The rights and obligations of the parties under this Repurchase Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer. Subject to the foregoing, this Repurchase Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Repurchase Agreement express or implied, shall give to any person, other than the parties to this Repurchase Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Repurchase Agreement.

19.      TERMINABILITY

         This Repurchase Agreement may be canceled by either party upon giving written notice to the other except that this Repurchase Agreement shall, notwithstanding such notice, remain applicable to any Transaction then outstanding. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations, warranties and covenants hereunder shall continue and survive.

20.      GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

21.      SUBMISSION TO JURISDICTION; WAIVERS

         BUYER, AND EACH SELLER AND PLEDGOR HEREBY IRREVOCABLY AND
         UNCONDITIONALLY:

         (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS MASTER REPURCHASE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

         (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY

         SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

         (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

         (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         (E) EACH OF THE BUYER, THE SELLER AND THE PLEDGORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS REPURCHASE AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS OR LOANS CONTEMPLATED HEREBY OR THEREBY.

22.      NO WAIVERS, ETC.

         No failure on the part of the Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Repurchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Repurchase Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

23.      INTENT

         The Seller is an "insured depository institution" as that term is defined in Section 18131(c)(2) of Title 12 of the United States Code, as amended, and the parties understand and intend that this Repurchase Agreement and each Transaction hereunder constitute a "qualified financial contract" as that term is defined in Section 1821 of Title 12 of the United States Code, as amended.

24.      SERVICING

         (a) The Seller covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with the requirements set forth in the Pooling and Servicing Agreement.

         (b) If the Mortgage Loans are serviced by the Seller, (i) the Seller agrees that the Buyer is the collateral assignee of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Mortgage Loans (the "Servicing Records"), and (ii) the Seller grants the Buyer a security interest in all servicing fees to which such Seller is entitled pursuant to the Pooling and Servicing Agreement and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of the Seller or its designee to service in conformity with this Section and any other obligation of the Seller to the Buyer. Each Seller covenants to safeguard such Servicing Records and to deliver them promptly to the Buyer or its designee (including the Trustee) at the Buyer's request, and subject to the Pooling and Servicing Agreement.

         (c) In the event the Seller or its respective Affiliate is servicing the Mortgage Loans, the Seller shall permit the Buyer to inspect the Seller's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the Buyer that the Seller or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Repurchase Agreement.

25.      DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

         The parties acknowledge that they have been advised that in the case of Transactions in which one of the parties is an "insured depository institution" as that term is defined in Section 1831(c)(2) of Title 12 of the United States Code, as amended, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

26.      NETTING

         The Seller is a "financial institution" as now or hereinafter defined in Section 4402 of Title 12 of the United States Code ("Section 4402") and any rules or regulations promulgated thereunder:

         (a) All amounts to be paid or advanced by one party to or on behalf of the other under this Repurchase Agreement or any Transaction hereunder shall be deemed to be "payment obligations" and all amounts to be received by or on behalf of one party from the other under this Repurchase Agreement or any Transaction hereunder shall be deemed to be "payment entitlements" within the meaning of Section 4402, and this

         Repurchase Agreement shall be deemed to be a "netting contract" as defined in Section 4402.

         (b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Repurchase Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the "Defaulting Party") shall fail to honor any payment obligation under this Repurchase Agreement or any Transaction hereunder, the other party (the "Nondefaulting Party") shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

27.      PERIODIC DUE DILIGENCE REVIEW

         The Seller acknowledges that the Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Seller agrees that upon reasonable (but no less than 10 Business Days') prior notice (with no notice being required upon the occurrence of an Event of Default) to the Seller, the Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of the Seller and/or the Trustee or any Bailee. The Seller also shall make available to the Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, the Seller acknowledges that the Buyer may purchase Mortgage Loans from the Seller based solely upon the information provided by the Seller to the Buyer in the Mortgage Loan Tape and the representations, warranties and covenants contained herein, and that the Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. The Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Seller agrees to cooperate with the Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Seller. The Seller further agrees that the Seller shall reimburse the Buyer for any and all reasonable out-of-pocket costs and expenses incurred by the Buyer in connection with the Buyer's activities pursuant to this Section 27, provided that, unless a Default shall occur, the sum of (i) the reimbursement obligation of Buyer under this Repurchase Agreement, and (ii) the aggregate reimbursement obligation of the Borrowers pursuant to Section 11.15 of the Loan Agreement, shall be limited to $25,000 per annum. Buyer agrees (on behalf of itself and its Affiliates, directors, officers, employees and representatives) to use reasonable precaution to keep confidential, in accordance with its customary procedures for handling confidential information and in accordance with safe and sound practices, and not to disclose to any third party, any non-public information supplied to it or otherwise obtained by it hereunder with respect to the Seller, the Guarantor. or any of their Affiliates; provided, however, that nothing herein shall prohibit the disclosure of any such information to the extent required by statute, rule, regulation or judicial process; provided, further that, unless specifically prohibited by applicable law or court order, Buyer shall, prior to disclosure thereof, notify the Seller of any request for disclosure of any such non-public information. Buyer further agrees not to use any such non-public information for any purpose unrelated to this Repurchase Agreement.

28.      BUYER'S APPOINTMENT AS ATTORNEY-IN-FACT

         (a) The Seller hereby irrevocably constitutes and appoints the Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Seller and in the name of the Seller or in its own name, from time to time in the Buyer's discretion, for the purpose of carrying out the terms of this Repurchase Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Repurchase Agreement, and, without limiting the generality of the foregoing, the Seller hereby gives the Buyer the power and right, on behalf of the Seller, without assent by, but with notice to, the Seller, if an Event of Default shall have occurred and be continuing, to do the following:

                  (i) in the name of the Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Buyer for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

                  (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

                  (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Buyer or as the Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Collateral;
                           (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Seller with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Buyer were the absolute owner thereof for all purposes, and to do, at the Buyer's option and the Seller's expense, at any time, and from time to time, all acts and things which the Buyer deems necessary to protect, preserve or realize upon the Collateral and the Buyer's Liens thereon and to effect the intent of this Repurchase Agreement, all as fully and effectively as such Seller might do; and

                  (iv) to direct the actions of the Trustee with respect to the Collateral under the Pooling and Servicing Agreement.

         The Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

         (b) The Seller also authorizes the Buyer, if an Event of Default shall have occurred and be continuing, from time to time, to execute, in connection with any sale provided for in Section 13 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         (c) The powers conferred on the Buyer hereunder are solely to protect the Buyer's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Repurchase Agreement Parties for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

29.      MISCELLANEOUS

         (a) Time is of the essence under this agreement and all Transactions and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in this Repurchase Agreement.

         (b) If there is any conflict between the terms of this Repurchase Agreement or any Transaction entered into hereunder and the Pooling and Servicing Agreement, this Repurchase Agreement shall prevail.

         (c) If there is any conflict between the terms of a Confirmation or a corrected Confirmation issued by the Buyer and this Repurchase Agreement, the Confirmation shall prevail.

         (d) This Repurchase Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         (e) The headings in this Repurchase Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Repurchase Agreement.

30.      CONFLICTS

         In the event of any conflict between the terms of this Repurchase Agreement and any other Repurchase Document, the terms of this Repurchase Agreement shall prevail.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have entered into this Repurchase Agreement as of the date set forth above.


Buyer                                      MORGAN STANLEY MORTGAGE CAPITAL INC.
-----                                      1585 Broadway
                                           New York, New York 10036



                                           By:/s/
                                              ----------------------------
                                              Name:
                                              Title:


Seller:                                    ADVANTA NATIONAL BANK
-------                                    One Righter Parkway
                                           Wilmington, Delaware 19803



                                           By:/s/
                                              ----------------------------
                                              Name:
                                              Title:


Pledgors:                                  ADVANTA MORTGAGE HOLDING COMPANY
---------                                  Welsh & McKean Roads,
                                           P.O. Box 844,
                                           Spring House, Pennsylvania 19477



                                           By:/s/
                                              ----------------------------
                                              Name:
                                              Title:


                                           ADVANTA MORTGAGE CORP. USA
                                           Welsh & McKean Roads,
                                           P.O. Box 844,
                                           Spring House, Pennsylvania 19477



                                           By:/s/
                                              ----------------------------
                                              Name:
                                              Title:

                                           ADVANTA MORTGAGE CORP. MIDATLANTIC
                                           Welsh & McKean Roads,
                                           P.O. Box 844,
                                           Spring House, Pennsylvania 19477



                                           By:/s/
                                              ----------------------------
                                              Name:
                                              Title:


                                           ADVANTA MORTGAGE CORP. MIDATLANTIC II
                                           Welsh & McKean Roads,
                                           P.O. Box 844,
                                           Spring House, Pennsylvania 19477


                                           By:/s/
                                              ----------------------------
                                              Name:
                                              Title:

                                           ADVANTA MORTGAGE CORP. MIDWEST
                                           Welsh & McKean Roads,
                                           P.O. Box 844,
                                           Spring House, Pennsylvania 19477



                                           By:/s/
                                              ----------------------------
                                              Name:
                                              Title:

                                           ADVANTA MORTGAGE CORP. OF NEW JERSEY
                                           Welsh & McKean Roads,
                                           P.O. Box 844,
                                           Spring House, Pennsylvania 19477


                                           By:/s/
                                              ----------------------------
                                              Name:
                                              Title:

                                         ADVANTA MORTGAGE CORP. NORTHEAST
                                         Welsh & McKean Roads,
                                         P.O. Box 844,
                                         Spring House, Pennsylvania 19477



                                         By: /s/
                                            --------------------------------
                                            Name:
                                            Title:

                                         ADVANTA MORTGAGE CONDUIT SERVICES, INC.
                                         Welsh & McKean Roads,
                                         P.O. Box 844,
                                         Spring House, Pennsylvania 19477



                                         By: /s/
                                            --------------------------------
                                            Name:
                                            Title:

                                         ADVANTA FINANCE CORP.
                                         16875 West Bernardo
                                         San Diego, California 92127



                                         By: /s/
                                            --------------------------------
                                            Name:
                                            Title:

                                                                      EXHIBIT II


                REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS



                         Part I. Eligible Mortgage Loans

         As to each residential Mortgage Loan purchased by Buyer on a Purchase Date (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), the Seller shall be deemed to make the following representations and warranties to the Buyer as of such date and as of each date Collateral Value is determined (certain defined terms used herein and not otherwise defined in the Repurchase Agreement appearing in Part III to this
Exhibit II). With respect to any representations and warranties made to the best of any Seller's knowledge, in the event that it is discovered that the circumstances with respect to the related Mortgage Loan are not accurately reflected in such representation and warranty notwithstanding the knowledge or lack of knowledge of such Seller, then, notwithstanding that such representation and warranty is made to the best of such Seller's knowledge, such Mortgage Loan shall be assigned a Collateral Value of zero:

         (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loan is complete, true and correct in all material respects as of the date thereof.

         (b) Payments Current. With respect to each Mortgage Loan other than a Delinquent Mortgage Loan, no payment required under the Mortgage Loan is delinquent beyond the applicable grace period. With respect to each 59-Day Delinquent Mortgage Loan, no payment required under the Mortgage Loan is delinquent in excess of 59 days (without regard to any grace period) and with respect to each 89-Day Delinquent Loan, no payment required under the Mortgage Loan is delinquent in excess of 89 days (without regard to any grace period).


         (c) No Outstanding Charges. There are no material defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither the Seller nor the Qualified Originator from which the Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.


                                  Schedule 1-1

         (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination (other than those which would not result in a Material Adverse Effect); except by a written instrument which has been recorded, if necessary to protect the interests of the Buyer, and which has been delivered to the Trustee or the Bailee, as applicable, and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Trustee and the terms of which are reflected in the Mortgage Loan Schedule.

         (e) Modification of Mortgage Loan. The Mortgage Loan has not been amended or modified in a manner that would materially and adversely effect the value of such Mortgage Loan.

         (f) No Defenses. The Mortgage Loan is not subject to any valid and enforceable right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and, to the Seller's knowledge, no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated other than in cases in which the Mortgage Loan was originated in connection with a Mortgagor emerging from a bankruptcy and such Mortgage Loan was approved by the trustee in bankruptcy. The Seller has neither knowledge nor received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

         (g) Hazard Insurance. The improvements upon the Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by the Seller or Qualified Originator as of the date of origination consistent with the Underwriting Guidelines in an amount not less than the lesser of (i) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Second Lien Mortgage Loan, with the outstanding principal balance of the First
Lien), (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis or, (iii) the full insurable value of the Mortgaged Property. If required by the Federal Emergency Management Agency, if any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier (unless the Underwriting Guidelines provide that such insurance is not necessary if the portion of the Mortgaged Property in the flood area is limited to the lot, and does not include the location of



                                  Schedule 1-2
any structures), in an amount representing coverage not less than the least of
(1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the Seller, its successors and assigns (including without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days' prior written notice to the mortgagee. No such notice has been received by the Seller. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Seller.


         (h) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan at the time it was originated have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations.

         (i) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has any Seller waived any default resulting from any action or inaction by the Mortgagor.

         (j) Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State as identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a mobile home. Other than


                                  Schedule 1-3
with respect to Mixed Use Mortgage Loans, no portion of the Mortgaged Property is used for commercial purposes.

         (k) Valid Lien. The Mortgage is a valid, subsisting, enforceable (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting creditors' rights generally and by general principles of equity) and perfected (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Tape) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan
Tape), in either case, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

         (1) the lien of current real property taxes and assessments not yet due and payable;

         (2) covenants, conditions and restrictions, rights of way, easements and other exceptions to title acceptable to mortgage lending institutions generally and specifically referred to in the Seller's title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not materially and adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

         (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

         (4) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Tape) a First Lien on the Mortgaged Property.

         Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting creditors' rights generally and by general principles of equity) (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by a Seller to be a First Lien (as reflected on the Mortgage Loan
Tape) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by a Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Tape), in either case, on the property described therein and such Seller has full right to pledge and assign the same to the Buyer.


                                  Schedule 1-4

         (l) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting creditors' rights generally and by general principles of equity) in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. To the Seller' knowledge, no fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. The Seller have reviewed all of the documents constituting the Servicing File and has made such inquiries as they deem necessary to make and confirm the accuracy of the representations set forth herein.

         (m) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, and either (i) any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with or (ii) an escrow of funds for the completion of any on-site or off-site improvements has been established in an amount sufficient to make all repairs required by the Qualified Originator to the Mortgaged Property. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

         (n) Ownership. The Seller is the sole owner and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign the Mortgage Loan to the Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party (other than the interest of the Trustee pursuant to the Pooling and Servicing Agreement), to assign, transfer and pledge each Mortgage Loan pursuant to this Repurchase Agreement and following the pledge of each Mortgage Loan, the Buyer will hold such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Repurchase Agreement.

         (o) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business


                                  Schedule 1-5
in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.


         (p) LTV. No Mortgage Loan has an LTV greater than 100% or a CLTV greater than 125%.


         (q) Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA Buyer's title insurance policy or other generally acceptable form of policy or insurance and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, their respective successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2), (3), and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Tape) clause (4) of paragraph (j) of this
Part I of Schedule 1. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such Buyer's title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Seller, its respective successors and assigns, are the sole insureds of the lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Repurchase Agreement. No claims have been made under such lender's title insurance policy, and, to the best of such Seller's knowledge, no prior holder or servicer of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by any Seller.


         (r) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note (other than with respect to 59-Day Delinquent Mortgage Loans for which payments are delinquent for no more than fifty-nine (59) days and 89-Day Delinquent Mortgage Loans for which payments are delinquent for no more than eighty-nine (89) days) and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor their respective predecessors have waived any default, breach, violation or event of acceleration. With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan


                                  Schedule 1-6

(as reflected on the Mortgage Loan Schedule) (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note,
(iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage.


         (s) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

         (t) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

         (u) Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate is adjusted, with respect to adjustable rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization; provided, however, in the case of a Balloon Mortgage Loan, the Mortgage Loan matures prior to full amortization thereby requiring a balloon payment of the then outstanding principal balance prior to full amortization of the Mortgage Loan. The due date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note.

         (v) Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage



                                  Schedule 1-7
designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

         (w) Conformance with Underwriting Guidelines and Agency Standards. The Mortgage Loan was underwritten substantially in accordance with the applicable Underwriting Guidelines. The Mortgage Note and Mortgage are on forms similar to those used by FHLMC or FNMA and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

         (x) Occupancy of the Mortgaged Property. As of the Purchase Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Seller has not received notification from any governmental authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. The Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate.

         (y) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above other than collateral which is not included in any calculation of the LTV of such Mortgage Loan.

         (z) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Trustee or the Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

         (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Pooling and Servicing Agreement for each Mortgage Loan have been delivered to the Trustee. The Seller or their respective agents are in possession of a complete, true and accurate Mortgage File in compliance with the Pooling and Servicing Agreement, except for such documents the originals of which have been delivered to the Trustee.


                                  Schedule 1-8

         (bb) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

         (cc) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

         (dd) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan
Tape) or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Tape), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

         (ee) Mortgaged Property Undamaged. To the best of the Seller's knowledge, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings.


         (ff) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Mortgage Loan and the Seller with respect to the Mortgage Loan have been in all respects in compliance with applicable laws and regulations and in all material respects in compliance with Accepted Servicing Practices, and have been in all respects legal. With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments (as reflected on the Mortgage Loan Tape), all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest



                                  Schedule 1-9

Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.


         (gg) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

         (hh) Soldiers' and Sailors' Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940.

         (ii) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.

         (jj) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the Seller maintain such statement in the Mortgage File.

         (kk) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

         (ll) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay.


                                  Schedule 1-10

         (mm) Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

         (nn) No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage
Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and the Seller has not financed and does not own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

         (oo) Withdrawn Mortgage Loans. If the Mortgage Loan has been released to the Seller pursuant to a Request for Release as permitted under Section 5 of the Pooling and Servicing Agreement, then the promissory note relating to the Mortgage Loan was returned to the Trustee within 14 days (or if such fourteenth day was not a Business Day, the next succeeding Business Day).

         (pp) No Exception. Neither the Trustee nor the Bailee has noted any material exceptions on an Exception Report (as defined in the Pooling and Servicing Agreement or the Bailee Agreement) with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or the Buyer's ownership or security interest, granted by the Seller, in the Mortgage Loan.


         (qq) Qualified Originator. The Mortgage Loan has been originated by, and, if applicable, purchased by the Seller from, a Qualified Originator.

         (rr) Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

         (ss) Securitization. Each Mortgage Loan conforms to the Seller's Underwriting Guidelines and otherwise conforms to the current standards of institutional securitization applicable to loans similar in nature to the Mortgage Loans. All Mortgage Loans, individually and in the aggregate, substantially comply with each related representation or warranty customarily required under the current standards of investment grade institutional securitization applicable to mortgage loans similar in nature to the Mortgage Loans.

         (tt) Delinquent Loan Sublimit The inclusion of any Mortgage Loan included in the Borrowing Base shall not cause the aggregate Collateral Value of Eligible Mortgage Loans (i) which are 59-Day Delinquent Mortgage Loans to exceed 3% of the aggregate principal amount outstanding under the Loans, or (ii) which are 89-Day Delinquent Mortgage Loans to exceed 1% of the aggregate Purchase Price of all Transactions outstanding under the Repurchase Documents.


                                  Schedule 1-11

                          Part II. Pledged Certificates

         As to each Mortgage Loan which is related to a Pledged Certificate, and as to the related Pooling and Servicing Agreement, the following eligibility criteria shall be met as of the applicable Purchase Date and as of each date Collateral Value is determined:


         (a) Validity of Pooling and Servicing Agreement. The Pooling and Servicing Agreement and any other agreement executed and delivered by the Trustee in connection with the Pledged Certificates are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. The Trustee, Sponsor and Master Servicer (as the last two such terms are defined in the Pooling and Servicing Agreement) had legal capacity to execute and deliver the Pooling and Servicing Agreement and any such other related agreement to which such Trustee, Sponsor or Master Servicer are parties have been duly and properly executed by such Trustee, Sponsor or Master Servicer, as applicable. The Pooling and Servicing Agreement is in full force and effect, and the enforceability of the Pooling and Servicing Agreement has not been contested by Trustee.

         (b) Original Terms Unmodified. The terms of the Pooling and Servicing Agreement have not been impaired, altered or modified in any respect.

         (c) No Defenses. The Pledged Certificates are not subject to any right of rescission, set-off, counterclaim or defense nor will the operation of any of the terms of the Pooling and Servicing Agreement, or the exercise of any right thereunder, render the Pooling Servicing Agreement unenforceable in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

         (d) No Waiver. The Seller have not waived the performance by the Trustee or Master Servicer of any action, if the Trustee's failure to perform such action would cause any Mortgage Loan or Pledged Certificate to be in default, nor has the Seller waived any default resulting from any action or inaction by the Trustee or Master Servicer.

         (e) No Defaults. There is no material default, breach, violation or event of acceleration existing under the Pooling and Servicing Agreement and no event has occurred which, with the passage of time or giving of notice or both and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under the Pooling and Servicing Agreement, and neither the Seller nor its predecessors in interest have waived any such default, breach, violation or event of acceleration.

                                  Schedule 1-12

         (f) Delivery of Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement has been delivered to the Buyer.

         (g) Pooling and Servicing Agreement Assignable. The Pooling and Servicing Agreement is assignable to the Buyer. The Pooling and Servicing Agreement permits the holder of the Pledged Certificate to sell, assign, pledge, transfer or rehypothecate the Pledged Certificates issued pursuant to the Pooling and Servicing Agreement.



                                  Schedule 1-13

                             Part III Defined Terms

         In addition to terms defined elsewhere in the Repurchase Agreement, the following terms shall have the following meanings when used in this Exhibit II:

         "Acceptable State" shall mean any state unless the Seller is otherwise notified by the Buyer.

         "Accepted Servicing Practices" shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

         "ALTA" means the American Land Title Association.

         "Appraised Value" shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

         "Assignment of Mortgage" shall mean, with respect to any Mortgage, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related mortgaged property is located to reflect the assignment and pledge of the mortgage.

         "Best's" means Best's Key Rating Guide, as the same shall be amended from time to time.

         "Cut-off Date" means the first day of the month in which the related Purchase Date occurs.

         "Due Date" means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         "Escrow Payments" means with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

         "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

         "FNMA" means the Federal National Mortgage Association, or any successor thereto.

         "Gross Margin" means with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

         "Index" means with respect to each adjustable rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

         "Insurance Proceeds" means with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

         "Interest Rate Adjustment Date" means with respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

         "Loan-to-Value Ratio" or "LTV" means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

         "Monthly Payment" means the scheduled monthly payment of principal and interest on a Mortgage Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an adjustable rate Mortgage Loan.

         "Mortgage Interest Rate" means the annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time with respect to adjustable rate Mortgage Loans.

         "Mortgage Interest Rate Cap" means with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

         "Mortgagee" means the Seller or any subsequent holder of a Mortgage
Loan.

         "Origination Date" shall mean, with respect to each Mortgage Loan, the date of the Mortgage Note relating to such Mortgage Loan, unless such information is not provided by the Seller with respect to such Mortgage Loan, in which case the Origination Date shall be deemed to be the date that is 40 days prior to the date of the first payment under the Mortgage Note relating to such Mortgage Loan.

         "PMI Policy" or "Primary Insurance Policy" means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

         "Qualified Insurer" means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer pursuant to the applicable Underwriting Guidelines.

                                  Schedule 1-2

         "Qualified Originator" means an originator of Mortgage Loans reasonably acceptable to the Buyer.

         "Servicing File" means with respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to a Trustee and copies of the Mortgage Loan Documents set forth in Section 2 of the Pooling and Servicing Agreement.


                                  Schedule 1-3

                                 AMENDMENT NO. 1
                         TO MASTER REPURCHASE AGREEMENT

                  Amendment No. 1 dated as of September 25, 1998 ("Amendment No. 1"), among ADVANTA NATIONAL BANK, as Seller, ADVANTA MORTGAGE HOLDING COMPANY, a Delaware corporation, as a Pledgor; ADVANTA MORTGAGE CORP. USA, a Delaware corporation, as a Pledgor; ADVANTA MORTGAGE CORP. MIDATLANTIC, a Pennsylvania corporation, as a Pledgor; ADVANTA MORTGAGE CORP. MIDATLANTIC II, a Pennsylvania corporation, as a Pledgor; ADVANTA MORTGAGE CORP. MIDWEST, a Pennsylvania corporation, as a Pledgor; ADVANTA MORTGAGE CORP. OF NEW JERSEY, a New Jersey corporation, as a Pledgor; ADVANTA MORTGAGE CORP. NORTHEAST, a New York corporation, as a Pledgor; ADVANTA MORTGAGE CONDUIT SERVICES, INC., a Delaware corporation, as a Pledgor; ADVANTA FINANCE CORP., a Nevada corporation, as a Pledgor (each a "Pledgor", collectively the "Pledgors") and MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation (the "Buyer").

                                    RECITALS

                  The Seller and the Pledgors entered into that certain Master Repurchase Agreement, dated August 21, 1998 with the Buyer (the "Existing Repurchase Agreement" as amended by this Amendment No. 1, the "Repurchase Agreement") for the sale of certain mortgage loans by the Seller on the terms and conditions as set forth in the Existing Repurchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement or the Sale and Servicing Agreement (as defined below), each as applicable.

                  The Pledgors are also party to that certain Amended and Restated Master Loan and Security Agreement dated as of August 21, 1998, as amended by Amendment No. 1 to Amended and Restated Master Loan and Security Agreement dated as of September 25, 1998, among the Pledgors (as Borrowers thereunder) and the Lender.

                  The Seller, the Pledgors and the Buyer wish to amend the Existing Repurchase Agreement to provide for the existence of the Indenture Notes (as defined below).

                  Accordingly, the parties hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, to the terms and conditions of the Existing Repurchase Agreement as amended by this Amendment No. 1.

                  SECTION 1.________Definitions. Section 1.01 of the Existing Loan Agreement is hereby amended by:

                  (a) adding the following definitions in proper alphabetical order therein.

                  "Indenture" means the Indenture dated as of September 25, 1998 between Advanta Home Equity Loan Owner Trust 1998-MS1 and Bankers Trust Company of California, N.A.

                  "Indenture Note" means any note authorized by and authenticated and delivered under the Indenture.

                  "Indenture Note Principal Balance" means the principal balance of each Indenture Note as calculated in the Sale and Servicing Agreement.

                  "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of September 25, 1998, among Advanta Home Equity Loan Owner Trust 1998-MS1, as Issuer, Advanta Loan Warehouse Corporation, as Depositor, Advanta Mortgage Corp. USA ("AMCUSA"), as Servicer, Advanta National Bank, Advanta Bank Corp. and AMCUSA, as Loan Originators, Bankers Trust Company of California, N.A., as Indenture Trustee on behalf of the Noteholders, and Advanta Corp. together with AMCUSA, as Transfer Obligors.

                  (b) deleting the definitions of "Available Committed Purchase Amount" and "Available Purchase Amount" in their entirety and replacing them with the following:

                  "Available Committed Purchase Amount" means the Maximum Committed Amount, minus the sum of (i) the aggregate amount of Transactions outstanding hereunder, (ii) aggregate amount of Loans outstanding under the Loan Agreement, and (iii) the aggregate Indenture Note Principal Balance of the Indenture Notes.

                  "Available Purchase Amount" means the Maximum Purchase Amount minus the sum of (i) the aggregate amount of Transactions outstanding hereunder,
(ii) the aggregate amount of Loans outstanding under the Loan Agreement, and
(iii) the aggregate Indenture Note Principal Balance of the Indenture Notes.

                  (c) (1) deleting in Section 3(l) of the Existing Repurchase Agreement the word "Maximum" and inserting the word "Available" in lieu thereof; and

                      (2) deleting in Section 3(l) of the Existing Repurchase Agreement the phrase "minus the aggregate principal amount of outstanding Loans under the Loan Agreement".


                  SECTION 2. Conditions Precedent to Amendment Effective Date. This Amendment No. 1 shall become effective on the date (the "Amendment Effective Date") on which the following conditions precedent shall have been satisfied:

                  2.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

                 (a) this Amendment No. 1, executed and delivered by a duly authorized officer of each of the Seller and the Pledgors;

                  (b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

                  2.2 No Default. On the Amendment Effective Date, the Seller and the Pledgors (i) shall be in compliance with all the terms and provisions set forth in the Repurchase Agreement on their part to be observed or performed,
(ii) the representations and warranties made by the Seller pursuant to Section 3 of this Amendment No. 1 shall be true and complete on and as of such date in all material respects with the same force and effect as if made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such date), and (iii) no Default shall have occurred and be continuing on such date.

                  SECTION 3. Representations and Warranties. The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement (as amended hereby, if applicable) on their part to be observed or performed, and that no Default has occurred or is continuing, and hereby confirm and reaffirm the representations and warranties contained in Section 10 of the Repurchase Agreement.


                  SECTION 4. Limited Effect. Except as expressly set forth in this Amendment No. 1, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.


                  SECTION 5. Counterparts. This Amendment No. 1 may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.


                  SECTION 6. GOVERNING LAW. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

                            [SIGNATURE PAGE FOLLOWS]

                                                                  Execution Copy


                  IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


Seller                                   MORGAN STANLEY MORTGAGE CAPITAL INC.
------                                   1585 Broadway
                                         New York, New York 10036



                                         By: /s/
                                            -----------------------------------
                                            Name:
                                            Title:


Buyer:                                   ADVANTA NATIONAL BANK
-----                                    One Righter Parkway,
                                         Wilmington, Delaware 19803


                                         By: /s/
                                            -----------------------------------
                                            Name:
                                            Title:

Pledgors:
---------                                ADVANTA MORTGAGE HOLDING COMPANY
                                         Welsh & McKean Roads,
                                         P.O. Box 844,
                                         Spring House, Pennsylvania 19477


                                         By: /s/
                                            -----------------------------------
                                            Name:
                                            Title:


                                         ADVANTA MORTGAGE CORP. USA
                                         Welsh & McKean Roads,
                                         P.O. Box 844,
                                         Spring House, Pennsylvania 19477


                                         By: /s/
                                            -----------------------------------
                                            Name:
                                            Title:

                                         ADVANTA MORTGAGE CORP. MIDATLANTIC
                                         Welsh & McKean Roads,
                                         P.O. Box 844,
                                         Spring House, Pennsylvania 19477


                                         By:/s/
                                            -----------------------------------
                                            Name:
                                            Title:


                                         ADVANTA MORTGAGE CORP. MIDATLANTIC II
                                         Welsh & McKean Roads,
                                         P.O. Box 844,
                                         Spring House, Pennsylvania 19477


                                         By:/s/
                                            -----------------------------------
                                            Name:
                                            Title:


                                         ADVANTA MORTGAGE CORP. MIDWEST
                                         Welsh & McKean Roads,
                                         P.O. Box 844,
                                         Spring House, Pennsylvania 19477


                                         By:/s/
                                            -----------------------------------
                                            Name:
                                            Title:


                                         ADVANTA MORTGAGE CORP. OF NEW JERSEY
                                         Welsh & McKean Roads,
                                         P.O. Box 844,
                                         Spring House, Pennsylvania 19477


                                         By:/s/
                                            -----------------------------------
                                            Name:
                                            Title:

                                         ADVANTA MORTGAGE CORP. NORTHEAST
                                         Welsh & McKean Roads,
                                         P.O. Box 844,
                                         Spring House, Pennsylvania 19477


                                         By:/s/
                                            -----------------------------------
                                            Name:
                                            Title:


                                         ADVANTA MORTGAGE CONDUIT SERVICES, INC.
                                         Welsh & McKean Roads,
                                         P.O. Box 844,
                                         Spring House, Pennsylvania 19477


                                         By:/s/
                                            -----------------------------------
                                            Name:
                                            Title:


                                         ADVANTA FINANCE CORP.
                                         16875 West Bernardo
                                         San Diego, California 92127


                                         By:/s/
                                            -----------------------------------
                                            Name:
                                            Title:





                                      -3-